Exhibit 10.1

BancFirst Corporation Employee Stock Ownership Plan and Trust Agreement

(Adopted Effective January 1, 2015)

i

BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

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2.33	“Spousal Consent”	9
2.34	“Total and Permanent Disability”	10
2.35	“Trust”	10
2.36	“Trustee”	10
2.37	“Trust Fund”	10
2.38	“Valuation Date”	10
2.39	“Vested Account Balance”	10
2.40	“Year(s) of Service”	10
ARTICLE III. Eligibility and Participation		11
3.1	Eligibility	11
3.2	Entry Date	11
3.3	Participation upon Reemployment.	11
3.4	Date of Absence	12
3.5	Communication to Employees	12
3.6	Impact of Ineligible Employees on Coverage and Discrimination Testing	12
3.7	Definitions	12
ARTICLE IV. Contributions		13
4.1	Contributions by Employer	13
4.2	Form of Contributions	13
4.3	No Participant Contributions	13
ARTICLE V. Accounting, Allocation and Valuation		14
5.1	Accounts	14
5.2	Allocation of Contributions	14
5.3	Restriction On Allocation of ESOP Contribution	14
5.4	Allocation of Amounts Forfeited	14
5.5	Income Allocation	15
5.6	Accounting for Participants’ Contributions	16
5.7	Statement of Account	16
5.8	Special Valuation Date	16
5.9	Definitions Applicable to Limitations on Allocations	16
5.10	Limitation on Allocations.	20
ARTICLE VI. Benefits		22
6.1	Retirement, Death or Disability	22
6.2	Termination for Other Reasons.	22
6.3	Employee Contribution Accounts	23
6.4	Loans to Participants	23
6.5	Designation of Beneficiary	23
6.6	Distribution Commencement Date.	24
6.7	Determination of Amounts Forfeited.	25
6.8	Methods of Distribution	26
6.9	Required Minimum Distribution	28
6.10	Put Option	31
ARTICLE VII. Special Rules Relating to Top Heavy Plans		33

7.1	Top-Heavy Plan.	33
7.2	Effect of Article	35
ARTICLE VIII. The Committee		36
8.1	Membership	36
8.2	Organization and Operation	36
8.3	Powers and Duties	36
8.4	Directions to Trustee	36
8.5	Exercise of Power in Nondiscriminatory Manner	37
8.6	Claims Procedure.	37
8.7	Indemnification	38
8.8	Investment Manager	38
8.9	Employment of Agents	38
8.10	Unclaimed Benefits	38
ARTICLE IX. Investments		40
9.1	Fiduciary Standard	40
9.2	Investment in Employer Securities	40
9.3	Voting of Employer Securities	41
9.4	Payment of Dividends	42
9.5	Tender Offers	43
9.6	Diversification of Participant Accounts	44
ARTICLE X. The Trust		46
10.1	The Trust and Trust Fund	46
10.2	The Trustee	46
10.3	Duties of the Trustee	47
10.4	Directed Powers of the Trustee	47
10.5	Complementary Powers of the Trustee	49
10.6	Expenses	50
10.7	Accounting	50
10.8	Investment Manager	51
10.9	Distributions	51
10.10	Deliver of Notices, Proxy Statements and Other Documents	51
10.11	Returns and Reports	51
10.12	Liability of the Trustee; Reliance on Instructions	51
10.13	Taxes	52
10.14	Resignations, Removals and Appointments	52
10.15	Voting; Action With or Without Meeting	52
10.16	Restrictions on Trustee’s Powers	52
10.17	Directions by Committee	53
10.18	Third Parties Reliance Upon Trustee’s Authority	53
10.19	Indemnification	53
10.20	Second Trust	53
10.21	Merger or Consolidation	53
ARTICLE XI. Amendments and Termination		55

11.1	Amendment of Plan	55
11.2	Termination of Plan	55
11.3	Suspension and Discontinuance of Contributions	55
11.4	Merger of Plan	56
11.5	Liquidation of Trust Fund	56
ARTICLE XII. Concerning Other Qualified Plans		57
12.1	Transfer from Other Qualified Plans of the Employer	57
12.2	Transfer to Other Qualified Plans	57
12.3	Transfer from Other Qualified Plans	57
ARTICLE XIII. General		58
13.1	Not Contract Between Emp1oyer and Employee	58
13.2	Governing Law	58
13.3	Counterpart Execution	58
13.4	Severability	58
13.5	Spendthrift Provision	58
13.6	Qualified Domestic Relations Orders	58
13.7	Maximum Duration	59
13.8	Successor Employer	59
13.9	Compensation and Expenses of Administration	60
13.10	Holding of Contributions	60
13.11	Recordkeeping	60
13.12	Special Provisions related to Military Service	60
ARTICLE XIV. Amendments Applicable Solely to Merged Plans		62
14.1	Direct Rollovers Under Section 401(a)(31).	62
14.2	Vesting for Merged Plans	62

BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

This instrument is an amendment and restatement of the document governing the BancFirst Employee Stock Ownership Plan which is intended to conform to the changes required by the Pension Protection Act of 2006, and other applicable laws, regulations, and administrative authority.

Article I.
Parties, Date and Purpose

1.1Parties and Date

  This agreement is entered into effective as of January 1, 2015 by and between BancFirst Corporation, a bank holding company (“Employer”), and BancFirst, an Oklahoma banking corporation (“Trustee”).

1.2Purpose

  The Employer establishes this Plan to enable the Participants and their Beneficiaries to share in the growth of the Employer’s value, encourage loyalty and continuity of service of the Participants and provide for the financial security of the Participants and their Beneficiaries.  The Employer intends that the Plan will meet the requirements of Sections 401(a) and 501(a) of the Code.  The Employer intends for the Employer contributions to the Plan be invested primarily in “Qualifying Employer Securities” and “Employer Securities” and to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

1.3Status of Employer

  The Employer is a corporation which is subject to taxation under Subchapter C of the Internal Revenue Code of 1986.

Article II.
Definitions

Pronouns and other similar words used herein in the masculine or neuter gender shall be read in the appropriate gender.  The singular form of words shall be read as plural where appropriate.  Where capitalized words or phrases appear in the Plan, they shall have the meaning set forth below.

2.1“Amounts Forfeited”

means that portion of a terminated ESOP Account to which such Participant is not entitled because of an insufficient number of Years of Service.

2.2“Authorized Leave of Absence”

means any absence authorized by the Employer under the Employer’s standard personnel practices applied to all persons under similar circumstances in a uniform manner during which the Employer does not pay any compensation to an Employee with respect to such leave including any required military service during which an Employee’s or Participant’s re‑employment rights are protected by law.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994.

2.3“Beneficiary”

means any person or entity designated or deemed designated by a Participant to receive benefits under the Plan.

2.4“Board of Directors”

means the governing body of any organization adopting this Plan.

2.5“Break in Service”

means, with respect to any Employee or Participant, any Plan Year during which he completes no more than five hundred (500) Hours of Service.

2.6“Code”

means the Internal Revenue Code of 1986, as amended from time to time, and any successor legislation.

2.7“Committee”

means the committee established under Article VIII to administer this Plan.  An individual may serve as a member of the Committee whether or not he is an Employee or a Participant.  The Committee shall be the Plan Administrator.

2.8“Compensation”

means a Participant’s wages, salaries, fees for professional services, and other amounts earned for personal services actually rendered in the course of employment with the Employer which are received during the Plan Year after a Participant’s Entry Date and which are includible in the Participant’s taxable income; but excluding the following:

(a)Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or any contributions on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from any plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

(b)Amounts realized from the exercise of a non‑qualified stock option or when restricted stock or property held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(c)Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

Compensation shall include any amount which is contributed by the Employer pursuant to the Employee’s election or a salary reduction agreement and which is not included in the Employee’s gross income under Sections 125, 132(f)(4), 401(k), 402(e)(3), 402(h), 402(k) or457(b) of the Code.

For Plan Years beginning after December 31, 2001, a Participant’s annual Compensation taken into account for any Plan Year shall not exceed the amount designated at Section 401(a)(17) of the Code as in effect on the first day of the Plan Year (“Compensation Limitation”).  Such amount shall be prorated in the event the Plan Year is less than 12 months.

2.9“Effective Date”

means January 1, 2015, unless otherwise set forth in the Plan.

2.10“Employee”

means a person who is employed by the Employer on the basis of an employer – employee relationship who receives remuneration for personal services rendered for the Employer.

2.11“Employer”

means any entity designated in Section 1.1, any Section 414 Entity which adopts this Plan with the written consent of the Company, and any successor as provided in Section 13.8 of the Plan.

2.12“Employer Securities”

means (a) common stock of the Employer (or of a corporation which is a member of the same controlled group) which is (1) readily tradable on an established securities market; or (2) has a combination of voting power and dividend rights equal to or in excess of that class of common stock of the Employer (or of any other such corporation) having the greatest voting power and dividend rights; or (b) non‑callable preferred stock which is convertible at any time into common stock described in (1) or (2) above, if such conversion is at a conversion price which, as of the date of acquisition by the Plan, is reasonable.  Preferred stock shall be treated as non‑callable if after the call there will be a reasonable opportunity for a conversion. “Marketable obligations” are bonds, debentures, notes, certificates, or other evidences of indebtedness of the Employer (a) which are acquired for the Trust Fund either (i) on the market at the price prevailing on a national securities exchange or, if the obligation is not traded on such an exchange, at a price no greater than the offering price established by current independent bid and asked prices, (ii) from an underwriter at a price no greater than the public offering price set in the prospectus or circular and at which a substantial portion of the same issue is acquired by persons independent of the Employer, or (iii) from the Employer at a price no greater than the current price paid for a substantial portion of the same issue by persons independent of the Employer; (b) in which, immediately following the acquisition of any such obligations, no more than 25% of Plan assets are invested (including any such obligations of the Employer or its affiliate); and (c) of which, with respect to a particular issue of such obligations (i) no more than 25% of the amount of such issue which is issued and outstanding at the time of acquisition is held by the Plan, and (ii) no less than 50% of the amount of such issue which is issued and outstanding at the time of acquisition is held by persons independent of the Employer.

2.13“Employment Commencement Date”

means the date on which an Employee first performs an Hour of Service for the Employer.

2.14“Entry Date”

means the date an Employee becomes a Participant.

2.15“ERISA”

means Public Law No. 93‑406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16“ESOP Accounts”

means the accounts maintained for a Participant in which his allocated share of Employer contributions and Amounts Forfeited and any adjustments relating thereto are recorded, unless otherwise directed in the Plan.  The contributions allocated to such accounts shall be all Employer contributions which are designed to be invested primarily in Qualifying Employer Securities and Employer Securities.  Subaccounts shall be established as needed.

2.17“Exempt Loan”

means a loan made to the Plan by a disqualified person or a loan made to the Plan and guaranteed by a disqualified person and exempt from the prohibited transaction rules under Section 4975 of the Code and Treasury Regulations thereto by complying with the following requirements:

(a)The loan shall be primarily for the benefit of Plan Participants and Beneficiaries;

(b)The proceeds of the loan must be used within a reasonable period of time to acquire Qualifying Employer Securities, to repay such loan, or to repay a prior Exempt Loan;

(c)Qualifying Employer Securities acquired with such loan shall not be subject to a put, call, option, buy, sell or similar arrangement while held by the Plan or when distributed from the Plan, except as set forth in Article VI of the Plan;

(d)The loan shall be without recourse against the Trust Fund, and no person entitled to payment under the loan shall have any right to assets of the Trust Fund other than (i) Qualifying Employer Securities acquired with the proceeds of the loan and Qualifying Employer Securities which are collateral for a prior Exempt Loan to be repaid with the loan, (ii) Employer contributions made to meet an obligation under the loan, and (iii) earnings attributable to Qualifying Employer Securities which are collateral for the loan and investment thereof;

(e)In the event of default upon the loan, the value of assets transferred in satisfaction of the loan shall not exceed the amount of the default.  If the lender is a disqualified person (as defined in Section 4975 of the Code), the loan must provide for a transfer of assets upon and to the extent of the failure of the Plan to meet the payment schedule of the loan;

(f)The loan shall bear a reasonable rate of interest;

(g)Plan assets which are collateral for the loan shall be released from such encumbrance each Plan Year during the duration of the loan.  The number of shares of Qualifying Employer Securities to be released each Plan Year shall equal the number of encumbered shares held immediately prior to the release for such Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for such Plan Year, and the denominator of which is the sum of the numerator and the amount of principal and interest to be paid in all future Plan Years.

The above determination for release of encumbered Qualifying Employer Securities may be made with reference to principal payments only if: (i) the loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (ii) interest included in any payment is disregarded only to the extent that it would be considered interest under standard loan amortization tables; and (iii) the sum of the expired duration of the loan, renewal or extension period of the loan does not exceed ten (10) years.

(h)The Exempt Loan shall be for a specific term and may not be payable upon demand of any person, except in case of default.  Payments with respect to an Exempt Loan during a Plan Year must not exceed an amount equal to the sum of the Employer’s contributions (other than contributions of employer securities) that are made under the Plan to fund its obligations under such Exempt Loan, the earnings attributable to such contributions, and earnings attributable to the Qualifying Employer Securities which are held as collateral for the Exempt Loan received during or prior to the Plan Year less such payments in prior Plan Years.  The Trustee must account for such contributions and earnings separately until the Exempt Loan is repaid.

2.18“Five Percent Owner”

means, if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of the ownership aggregation rules contained at Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation; or, if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Sections 414(b), (c), (m) or (o) of the Code shall be treated as separate employers.  Solely for the purpose of determining who is a Five Percent Owner, Section 318(a)(2)(C) of the Code shall be applied by substituting five percent (5%) for fifty percent (50%), and, constructive ownership rules for employers other than corporations shall be determined based on principles similar to those contained in Section 318 of the Code.

2.19“Highly Compensated Employee”

means an active Employee who:  (1) was a 5% owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the employer in excess of $80,000 and was in the top-paid group for the preceding year.  The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.  An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such year.

The determination whether a former Employee is a “highly compensated former employee” is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

2.20“Hour(s) of Service”

shall be determined based upon the hourly records of the Employer.  If the Employer does not maintain hourly records for a particular Employee, such Employee shall be credited with ninety (90) Hours of Service if such Employee would have been credited with at least one Hour of Service during the bi‑weekly payroll period.

Hours of Service shall include:

(a)Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Authorized Leave of Absence; provided, no more than 501 Hours of Service shall be credited under this subparagraph (b) for any single continuous period of time during which no duties are performed, whether or not such period occurs in a single Plan Year.

If a payment made or due is calculated on the basis of units of time (i.e., hours, days, weeks or months), the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.  If such payment is not calculated on the basis of units of time, the number of hours to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of pay before his absence.

In the case of an Employee without a regular work schedule, the number of hours to be credited shall be determined on the basis of a 40‑hour workweek or an 8‑hour workday or any other reasonable basis which reflects the average hours worked over a representative period of time, provided the basis so used is consistently applied.

These hours, if credited for a payment calculated on the basis of units of time, shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.  Hours not calculated on the basis of units of time shall be credited to the computation period in which no duties are performed; provided, if the period of nonperformance of duties extends beyond one computation period, such hours shall be allocated to not more than the first two such computation periods, on a reasonable basis consistently applied;

(c)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited under paragraphs (a), (b), or (d), as the case may be, and under this paragraph (c).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(i)Solely for the purpose of determining whether a Break in Service with respect to either Participation or vesting has occurred, in the case of any Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of the Employee’s child, by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat the following as Hours of Service:

(ii)Hours of Service which would normally have been credited to such individual but for such absence; or

(iii)In any case in which the Plan is unable to determine the hours as in (i) above, eight (8) hours of service per day of such absence, except that the total number of hours treated as Hours of Service under this Section shall not exceed five hundred one (501) hours.

The hours described in subparagraphs (i) and (ii) above shall be treated as Hours of Service only in the Plan Year in which the absence from work begins if a Participant would be prevented from thereby incurring a Break in Service in such Plan Year; or, in any other case, in the following Plan Year.  No credit shall be given pursuant to this Section unless the Participant furnishes the Committee such information as specified below.

In order for the Participant to receive credit for Hours of Service, as provided in this Section, during absence due to maternity or paternity leave, he shall certify to the Employer that the leave was taken for the permitted reasons.  This certification shall include, in the case of a child born to the Participant, a statement from a physician, and in the case of an adoption, a certified copy of a court order or other document.  In addition, this certification shall supply information relating to the number of normal work days for which there was an absence.

(d)Hours of Service prior to the Effective Date shall be determined by the Employer from accessible records of the Employer, if available.  If no records are available, the Employer shall make a reasonable estimate of an Employee’s Hours of Service prior to the Effective Date.

(e)Hours of Service performed for Thunderbird Executive Resources, Inc., Thunderbird Financial Corporation, Unitech, Inc., Wilcox & Jones, Inc. (now known as Wilcox, Jones & McGrath, Inc.)Park State Bank, Lincoln National Bank, First Bartlesville Bank, Armor Assurance Company, shall be counted as Hours of Service performed for the Employer.

(f)With respect to persons who are employed by 1st Bank of Oklahoma as of January 1, 2012, and who continue such employment after such date, subject to the break in service provisions set forth in this Section 2.20, hours of service with 1st Bank Oklahoma shall be counted as employment service under this Plan for purposes of determining vesting and eligibility to participate.

(g)With respect to persons who were employed by Okemah National Bank as of October 20, 2011 and who continue employment after such date, subject to the break in service provisions contained in this Section 2.20, hours of service with Okemah National Bank shall be counted as hours of service under this Plan for purposes of determining vesting and eligibility to participate.

The provisions of this Section shall be construed so as to resolve any ambiguities in favor of crediting an Employee or Participant with Hours of Service.  Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.  Hours of Service shall be credited for employment with the Employer including any employer excluded at Section 2.11 and for any period of employment with the Employer during which the Employee was ineligible to participate in the Plan.  Hours of Service under this Section shall be calculated and credited pursuant to Section 2530.200b‑2 of the Department of Labor Regulations which are incorporated herein by reference.

2.21“Investment Manager”

means a person who is either (a) registered as an investment adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in the Investment Advisers Act of 1940; or (c) an insurance company qualified to perform investment management service, under the laws of more than one state.

2.22“Leased Employee”

means any person defined in Section 414(n) of the Code, which includes any person who is not an Employee of the Employer but who has provided services to the Employer pursuant to an agreement between the Employer and any other person (“leasing organization”) (or for the Employer and related persons under Section 414(n)(6) of the Code) which services are performed on a substantially full time basis for a period of at least one year are performed under the primary or direct control of the Employer.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

2.23“Life Expectancy”

means the life expectancy of a Participant or Beneficiary as determined by the unisex expected return multiples in Tables V and VI of Treasury Regulation Section 1.72‑9, or applicable successor tables.

2.24“Nonhighly Compensated Employee”

means any Employee or former Employee who is not a Highly Compensated Employee.

2.25“Normal Retirement Date”

means the date a Participant attains the age of 65.

2.26“Participant”

means any Employee of an Employer who has commenced Participation in this Plan as provided in Article III.

2.27“Participation”

means the period commencing on a Participant’s Entry Date and ending on the date the final distribution of all account balances is made to such Participant.

2.28“Plan”

means this BancFirst Corporation Employee Stock Ownership Plan and Trust Agreement, and all subsequent amendments.

2.29“Plan Administrator”

means the Committee established under Article VIII of this Plan.

2.30“Plan Year”

means the twelve month period ending December 31 of each year.

2.31“Required Beginning Date”

means the “Required Beginning Date” of a Participant (except for a Participant who is a Five-Percent Owner) is the April 1 of the calendar year following the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires.  The Required Beginning Date of a Participant who is a Five-Percent Owner is the April 1 following the calendar year in which the Participant attains age 70½, without regard to whether he has terminated employment.  A Participant is treated as a Five-Percent Owner for purposes of this paragraph if such Participant is a Five-Percent Owner of an Employer as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.  Once distributions have begun to a Five-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a Five-Percent Owner in a subsequent year.

2.32“Section 414 Entity”

means any corporation which is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, any trade or business (whether or not incorporated) which is under common control, as defined in Section 414(c) of the Code, any member of an affiliated service group, as defined in Section 414(m) of the Code, and any other entity otherwise required under Section 414(o) of the Code to be aggregated with an Employer maintaining this Plan.

2.33“Spousal Consent”

means, when required by the provisions of the Plan, a written consent by the Participant’s spouse witnessed by the Committee or a notary public which acknowledges the effect of the applicable election.  If it is established to the satisfaction of the Committee that such consent cannot be obtained either because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Treasury Regulations, no Spousal Consent shall be required.  Unless otherwise provided in the Plan, a Spousal Consent (or determination that the consent of a spouse cannot be obtained) shall be effective only with respect to the consenting spouse.  Unless otherwise provided in the Plan, revocation of a prior Spousal Consent may be made by a consenting spouse at any time before the commencement of benefits.  The number of revocations shall be unlimited.  To the extent provided in a Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant; provided, the Participant and his former spouse were married throughout the one year period ending on the date of divorce.  A Spousal Consent which permits designations by the Participant without any requirement of further Spousal Consent must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or a specific form of benefit, as applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.  No Spousal Consent shall be valid unless the Participant has received the notifications required by the Plan.

Notwithstanding any other provision of the Plan, Spousal Consent shall not be required if the applicable provision of the Code is modified or if Treasury Regulations are issued or modified which provide that no Spousal Consent is required.

2.34“Total and Permanent Disability”

means suffering from a physical or mental condition arising after the Effective Date of this Plan which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with standard rules applied uniformly to all Participants, totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with such finding of total and permanent disability.

2.35“Trust”

means the legal entity created by this agreement.

2.36“Trustee”

means the individual or institution, individually and collectively, designated at Section 1.1 and any successor Trustee appointed pursuant to Section 10.11.  An individual (whether or not an Employee or Participant) may serve simultaneously as a Trustee and as a member of the Committee.

2.37“Trust Fund”

means all cash, securities, annuity contracts, real estate, shares of common trust funds and any other property held by the Trustee under this Plan, together with any income therefrom.

2.38“Valuation Date”

means each business day of the Plan Year.

2.39“Vested Account Balance”

means the aggregate value of the Participant’s vested account balance derived from Employer, including Rollover Contributions, whether vested before or upon death.

2.40“Year(s) of Service”

means any Plan Year during which an Employee or Participant completes at least one thousand (1,000) Hours of Service with the Employer.

Article III.
Eligibility and Participation

3.1Eligibility

  An Employee who was a Participant in the BancFirst Corporation Employee Stock Ownership and Thrift Plan on December 31, 2006, shall remain a Participant.  Any other Employee shall be eligible to become a Participant after both (a) attaining age twenty-one (21) and (b) satisfying the Eligibility Service Requirement described in Section 3.7 following his Employment Commencement Date.

The following Employees shall not be eligible to participate in the Plan: (i) an independent contractor; (ii) a Leased Employee; (iii) any person who is a member of a unit of Employees covered by a collective bargaining, agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining between the Employer and such representatives; (iv) any person who is a non‑resident alien and receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States; and (v) any person who has been classified by the Employer as an independent contractor and has had his compensation reported to the Internal Revenue Service on Form 1099 but who has been reclassified as an “employee” (other than by the Employer) shall not be considered as an eligible Employee who can participate under this Plan; provided, if the Employer does reclassify such worker as an “Employee,” for purposes of this Plan, such reclassification shall only be prospective from the date that the Employee is notified by the Employer of such reclassification.  Employees of any Employer excluded under Section 2.11 shall not be eligible to participate.

3.2Entry Date

  The Participation of an Employee eligible to become a Participant shall commence as of January 1 or July 1, whichever occurs first, after such Employee satisfies the Age and Eligibility Service Requirements.

3.3Participation upon Reemployment.

(a)Participants and Employees Eligible to Become Participants.  Upon the reemployment of any terminated Employee who was a Participant or who has completed the Age and Eligibility Service Requirements for becoming a Participant prior to his termination of employment with the Employer, such Employee shall begin to participate upon his date of reemployment.

(b)Other Employees.  Upon the reemployment of any terminated Employee not included in Section 3.3(a), he shall be eligible to become a Participant on the Entry Date specified in Section 3.2 upon satisfaction of the Age and Eligibility Service Requirements; provided, (i) if such Employee had satisfied the Eligibility Service Requirement but had not satisfied the Age Requirement prior to his termination, such Employee shall be eligible to become a Participant on the first Entry Date occurring after his reemployment and after he satisfies the Age Requirement; or (ii) if such Employee had not satisfied the Eligibility Service Requirement prior to his termination, the Eligibility Service Requirement shall be satisfied when the Employee completes five hundred (500) Hours of Service in any consecutive six (6) month period following his reemployment with the Employer.

(c)Limitation.  A terminated Employee who has been reemployed by the Employer shall not begin to participate under the provisions of this Section 3.3 prior to the time his Participation would have begun if he had remained in continuous employment with the Employer.

3.4Date of Absence

.  For purposes of satisfying the Service Requirement, an Authorized Leave of Absence shall not terminate an Employee’s employment and he shall be credited with the number of Hours or Years of Service during such Authorized Leave of Absence which he would have customarily worked had he not been on such Authorized Leave of Absence.

3.5Communication to Employees

.  The Employer shall notify Employees of the establishment of this Plan and the salient provisions hereof, shall notify such Employees or other persons as are required by law to be notified of any request for determination by the Internal Revenue Service as to the qualification or continuing qualification of the Plan, and shall notify each Employee of his Entry Date as it occurs.

3.6Impact of Ineligible Employees on Coverage and Discrimination Testing

.  To the extent required by the Code, ineligible Employees shall be taken into account under the Plan when testing for compliance with applicable nondiscrimination and coverage provisions of the Code.

3.7Definitions

.  For purposes of this Article, the following definitions shall apply:

(a)Date of Employment:  The words “Date of Employment” shall mean the date on which an Employee first earns an Hour of Employment Service, or, if later, the date on which an Employee first earns an Hour of Employment Service following a Year of Absence.

(b)Eligibility Computation Period: The words “Eligibility Computation Period” shall mean the twelve (12) consecutive month period, commencing on the Employee’s Date of Employment.  Provided, if a Participant satisfies the Eligibility Service Requirement during the original Eligibility Computation Period commencing on the Employee’s Date of Employment, subsequent Eligibility Computation Periods shall be Plan Years beginning after the Employee’s Date of Employment.

(c)Year of Absence:  The words “Year of Absence” shall mean an Eligibility Computation Period in which an Employee earns 500 or less Hours of Employment Service.

(d)Eligibility Service Requirement: The words “Eligibility Service Requirement” shall mean the satisfaction of either of the following two conditions, whichever occurs earlier:  (1) completion of a six (6) full consecutive month period of employment service, or (2) earning 1,000 or more Hours of Employment Service during the Eligibility Computation Period.

Article IV.
Contributions

4.1Contributions by Employer

.  The Employer intends to make a contribution to the Trust for the benefit of the Participants for each Plan Year.  The contribution may be varied from year to year by the Board of Directors.  The contribution shall be determined by written action of the Board of Directors stating the amount of such contribution and by the payment of such stated amount to the Trustee no later than the time prescribed by law for the filing of the Employer’s federal income tax return for any Plan Year (including extensions); provided, the Employer designates to the Trustee that the payment is on account of the Plan Year with respect to which such return is to be filed.

Subject to the Employer’s right to terminate or amend this Plan and notwithstanding any other provision of the Plan, the Employer shall contribute sufficient amounts to fund the principal and interest payments required under the terms of any Exempt Loan outstanding during the Plan Year.  Employer contributions shall be used first to pay obligations due and owing for such Plan Year under any outstanding Exempt Loan prior to becoming available for allocation to Participant accounts.

4.2Form of Contributions

.  The Employer’s contribution for each Plan Year shall be paid to the Trustee either in cash or in property valued at its fair market value at the time of the contribution.

4.3No Participant Contributions

.  Participants shall not be permitted to contribute to the Plan.

Article V.
Accounting, Allocation and Valuation

5.1Accounts

.  The Trustee shall maintain a separate ESOP Account and subaccounts thereof, and such other accounts as are required under the terms of the Plan for each Participant.  Each such account shall be credited or debited as herein provided, but all such accounts may be invested by the Trustee as a single fund.

All Qualifying Employer Securities purchased or contributed to the Plan and which are held as collateral for an Exempt Loan shall be placed in a suspense account and released therefrom pursuant to Section 2.17 of the Plan.  Upon release of the Qualifying Employer Securities from the suspense account, they shall be available for allocation to the Participants’ ESOP Accounts.

5.2Allocation of Contributions

.  The Employer’s Contribution shall be allocated to the Participant’s ESOP Account as of the end of each Plan Year.  The Discretionary Contribution shall be allocated to Participants who complete a Year of Service in the Plan Year and are employed on the last day of the Plan Year or to Participants who terminated service with the Employer as a result of Total and Permanent Disability, death or retirement in the Plan Year, in the proportion that the Compensation of each such Participant bears to the aggregate Compensation of all such Participants for the Plan Year.

If the foregoing allocations would result in failure to satisfy the requirements of Section 410(b) of the Code and Treasury Regulations thereunder, an additional number of Nonhighly Compensated Employee Participants shall be eligible to share in the allocation under this Section 5.2.  The additional number of such Participants shall be the smallest number necessary to enable the Plan to qualify under Section 410(b) of the Code.  The additional Nonhighly Compensated Employee Participants shall be included in the allocation in the following priority:

(i)Nonhighly Compensated Employee Participants who were employed on the last day of the Plan Year who failed to complete a Year of Service in the Plan Year ranked in descending order of Hours of Service for which they were credited during the Plan Year; and

(ii)Nonhighly Compensated Employee Participants who were not employed on the last day of the Plan Year ranked in descending order of Hours of Service for which they were credited during the Plan Year.

5.3Restriction On Allocation of ESOP Contribution

.  There are no restrictions on the allocation of Employer Securities under this Plan because no such shares have been acquired pursuant to Section 1042 of the Code.

5.4Allocation of Amounts Forfeited

.  Amounts Forfeited available for allocation to Participant accounts shall be allocated to the ESOP Account in the same manner as the Employer’s contribution for such Plan Year after giving effect to the annual adjustment provided in Section 5.5.

5.5Income Allocation

.  As of the Valuation Date, the fair market value of the Trust Fund or each separate investment fund allowed under the Plan (“Fund”), as reported by the Trustee, shall be determined and allocated to Participant accounts as specified in this Section.

As of each Valuation Date, the Adjusted Account Balance for each Participant account included in each Fund and each Adjusted Fund Balance shall be determined.  The difference between the Adjusted Fund Balance and the balance of the Fund as of the immediately preceding Valuation Date shall be apportioned among the respective Participant accounts in the proportion each Adjusted Account Balance bears to the aggregate of all Adjusted Account Balances.

The term “Adjusted Account Balance” means the balance of each Participant’s account included in the Fund on the immediately preceding Valuation Date decreased by:

(a)Any distributions or withdrawals made during the valuation period;

(b)Amounts Forfeited which have become available during the valuation period for allocation to accounts of other Participants; and

(c)Transfers to other Funds from such account during the valuation period.

The term “Adjusted Fund Balance” means the fair market value of each Fund as of the Valuation Date increased by:

(a)Distributions and withdrawals, during the valuation period; and

(b)Any transfers paid to other Funds during the valuation period;

then decreased by:

(a)Employer contributions during the valuation period;

(b)Any Participant contributions during the valuation period;

(c)Any Amounts Forfeited which have become available during the valuation period for allocation to Participant accounts; and

(d)Any transfer received by the Fund during the valuation period.

Any transfer to a Participant’s account which is directed to be made effective as of the first day of the current valuation period shall be deemed a part of the beginning Adjusted Account Balance and Adjusted Fund Balance and shall be excluded from the Adjusted Account Balance of the account and Adjusted Fund Balance from which it was transferred.

The Trustee shall maintain one fund consisting of all Qualifying Employer Securities and Employer Securities held in the Trust Fund. Notwithstanding any other provision of the Plan ) which refers to allocation of contributions or income, assets of the Trust Fund which are in the form of Employer Securities shall be held in such separate fund. The balance in such fond shall be valued pursuant to the principles set forth in this Section 5.5; provided, the balance in each

Participant’s account in such fund shall be set forth in the number of shares (and tractions thereof) which are contained therein. Adjustments shall be made in each Participant’s account to reflect any stock split, dividend, stock dividend or other combination or reclassification attributable to the shares held in such Participant’s account.

5.6Accounting for Participants’ Contributions

. Contributions previously made by Participants shall be credited to the appropriate Employee contribution account. Effective as of January 1, 2007, Participant contributions to this Plan are no longer permitted.

5.7Statement of Account

.  As soon as is administratively feasible after the end of each valuation period, the Committee shall deliver to each Participant a statement of such Participant’s accounts showing the balances at the beginning of the valuation period, any changes during the valuation period, the balances at the end of the valuation period, and such other information as the Committee may deem proper. Neither the maintenance of accounts, the allocations to accounts, nor the statements of account shall operate to vest in any Participant any right in or to the Trust Fund except as specifically provided herein.

5.8Special Valuation Date

. If the Committee determines that a substantial change in the value of all or any portion of the Trust Fund has occurred since the last Valuation Date, the Committee may establish one or more Special Valuation Dates and determine the adjustment required to make the total net credit balance in the accounts of the Participants equal the market value of the appropriate portion of the Trust Fund. Such adjustments shall he made consistent with the procedure specified in Section 5.5. Having determined such adjustment, all distributions which are to be made as of or after such Special Valuation Date, but prior to the next succeeding Valuation Date or Special Valuation Date, shall be made as if the net credit balances in all accounts had actually been credited or debited to reflect the adjustment provided by this Section.

5.9Definitions Applicable to Limitations on Allocations

. For purposes of Section 5.10, the following defined terms shall apply:

(a)“Annual Additions” means, with respect to any Participant, the sum for the Limitation Year of (i) all Employer and Employee contributions allocated to a Participant’s accounts; (ii) all Amounts Forfeited allocated to his account; (iii) amounts allocated to his individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and (iv) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer subject to the following:

(i)Annual additions for purposes of Code § 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty are not restorative payments and generally constitute contributions that are considered annual additions.

(ii)Annual additions for purposes of Code § 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code §§ 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code § 411(a)(7)(B) (in accordance with Code § 411(a)(7)(C)) and Code § 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code § 414(d)) as described in Code § 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(b) “Defined Contribution Dollar Limitation” means forty thousand dollars ($40,000) as adjusted for cost-of-living under Section 415(d) of the Code.

(c)“Employer”.  For purposes of applying the limitations of Code § 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor Employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§ 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code § 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1).  For purposes of this Section:

(i)A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the employer.  For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the employer and predecessor employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor Employer relationship, such as a transfer of benefits or plan sponsorship.

(ii)With respect to an employer of a participant, a former entity that antedates the employer is a “predecessor Employer” with respect to the participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(iii)For purposes of aggregating plans for Code § 415, a “formerly affiliated plan” of an Employer is taken into account for purposes of applying the Code § 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.”  For purposes of this paragraph, a “formerly affiliated plan” of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the Employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the Employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single Employer under the Employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the Employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(iv)Two or more defined contribution plans that are not required to be aggregated pursuant to Code § 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code § 415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

(d)“Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount

(e)“Limitation Year” means the Plan Year unless otherwise specified by resolution of the Board of Directors.  All qualified plans of the Employer must use the same Limitation Year.  If the Limitation Year is changed, the new Limitation Year must begin on a date within the Limitation Year in which the change is made.

(f)“Maximum Permissible Amount” means the maximum Annual Addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Limitation Year which shall not exceed the lesser of:

(i)The Defined Contribution Dollar Limitation; or

(ii)One hundred percent (100%) of the Participant’s Section 415 Compensation for the Limitation Year.

The limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A(d)(2) of the Code.  If a short Limitation Year is created because of a change in Limitation Year, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is twelve (12).

The Maximum Permissible Amount shall be increased as allowed under Section 415(c)(6) of the Code.

(g)“Section 415 Compensation” means Compensation as defined at Section 2.8, but including amounts received before the Participant’s Entry Date and excluding (i) other amounts which receive special tax benefits, (ii) contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee), and (iii) any amount which is contributed by the Employer pursuant to the Participant’s election or a salary reduction agreement and which is not included in the Participant’s taxable income by reason of Section 79, 125, 132, 401(k), 402(e)(3), 402(h) 402(k) or 457(b) of the Code. Section 415 Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code § 414(b), (c), (m) or (o)).  However, amounts described in subsections (i) and (ii) below may only be included in Actual Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Actual Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.

(i)Regular pay.  Section 415 Compensation shall include regular pay after severance of employment if:

A.The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

B.The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.

(ii)Leave cashouts and deferred compensation. Leave cashouts shall not be included in Section 415 Compensation.  Further, deferred compensation shall not be included in Section 415 Compensation.

(iii)Salary continuation payments for military service participants.  Section 415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(iv)Salary continuation payments for disabled Participants.  Section 415 Compensation does not include compensation paid to a participant who is permanently and totally disabled (as defined in Code § 22(e)(3)).

5.10Limitation on Allocations.

(a)Annual Additions.  If the Participant does not participate in, and has never participated in any other qualified plan, welfare benefit fund as described in Section 419(e) of the Code, or an individual medical account as defined in Section 415(1)(2) of the Code maintained by the Employer, the amount of Annual Additions which may be allocated under this Plan on the Participant’s behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount; provided, the reduction of the Employer contribution that would be contributed or allocated as described in the previous sentence shall be applied after the appropriate corrections required pursuant to Section 5.10(e) below have been made.

(b)Estimated Section 415 Compensation.  Prior to the determination of the Participant’s actual Section 415 Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant’s estimated annual Section 415 Compensation for such Limitation Year.  Such estimated annual Section 415 Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

(c)Determination of Actual Section 415 Compensation.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant’s actual Section 415 Compensation for such Limitation Year.

(d)Disposition of Excess Amount.  If as a result of allocation of Amounts Forfeited or the application of (c) above there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of in the following order:

(i)Any Voluntary Nondeductible Contributions to the extent they would reduce the excess amount shall be returned to the Participant.

(ii)If the Participant is an Employee at the end of the Limitation Year, Excess Amounts shall not be distributed to the Participant but shall be reapplied to reduce future Employer contributions and Amounts Forfeited under this Plan for such Participant for the next Limitation Year and succeeding years, as necessary.  The amount allocated to such Participant’s accounts in the next Limitation Year shall equal the sum of his share of actual Employer contributions and Amounts Forfeited and any Excess Amount carried forward for such Participant.

If the Participant is not an Employee at the end of the Limitation Year, the Excess Amount shall be held unallocated in a suspense account.  The amounts contained in the suspense account shall be applied to reduce the future allocation of Employer contributions and Amounts Forfeited for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.  All amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year.  Excess Amounts may not be distributed to Participants or former Participants.  Any amount held in a suspense account shall not participate in the allocation of the Trust Fund investment gains and losses.

(e)Correction of Errors.  Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code § 415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final § 415 regulations.

Article VI.
Benefits

6.1Retirement, Death or Disability

.  When a Participant attains his Normal Retirement Date, dies, or his employment is terminated as the result of a Total and Permanent Disability, he shall have a nonforfeitable interest in the entire amount of his ESOP Account, and additions thereto.  If a Participant, with the consent of the Employer, continues in active employment following his Normal Retirement Date, he shall continue to participate in the Plan.

6.2Termination for Other Reasons.

(a)Vested Percentage.  If a Participant’s employment with the Employer is terminated before his Normal Retirement Date for any reason other than Total and Permanent Disability or death, he shall be entitled to an amount equal to the “vested percentage” of his ESOP Account.

(b)Vesting for All Accounts for Participants. Accounts for Participants who terminated employment with the Employer shall be subject to the following vesting schedule:

	Vested	Forfeited
Years of Service	Percentage	Percentage
Less than 2	0%	100%
2 but less than 3	20%	80%
3 but less than 4	40%	60%
4 but less than 5	60%	40%
5 but less than 6	80%	20%
6 or more	100%	0%

(c)Years of Service for Vested Percentage.  Years of Service shall include all Years of Service with the Employer, including any employer excluded at Section 2.11, but shall not include the following:

(i)Years of Service before the Plan Year in which the Participant attained age 18;

(ii)Years of Service completed prior to a Break in Service and the Effective Date of this Plan if such service would have been disregarded under the applicable rules of this or a predecessor plan;

(iii)Years of Service during any period for which the Employer did not maintain the Plan or a predecessor plan; or

(iv)Years of Service completed before a Break in Service for a Participant who at the time of such Break in Service was not vested in any portion of his ESOP Account if the number of consecutive one‑year Breaks in Service equals or exceeds the greater of five (5) one‑year Breaks in Service or the aggregate number of Years of Service earned before the consecutive Breaks in Service.

A Participant on an Authorized Leave of Absence shall not be credited with Hours of Service or Years of Service for the period of such Authorized Leave of Absence unless he resumes employment within the applicable time period established by the Employer or by law.

(d)Years of Service for Reemployed Participants.  A former Participant who had a nonforfeitable right to all or a portion of his ESOP Account, and if applicable at the time of his termination shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of Service after his return to the employ of the Employer.  However, if the Participant incurs five (5) or more consecutive one‑year Breaks in Service, all Years of Service after a Break in Service shall be disregarded for purposes of determining such Participant’s nonforfeitable percentage in his ESOP Account balance that accrued before such Break in Service.  If’ a Participant incurs fewer than five (5) consecutive one‑year Breaks in Service, both the pre‑break and post‑break service will count for purposes of determining the Participant’s vested percentage in his ESOP Account.  If necessary, the Trustee shall maintain separate pre‑break and post‑break ESOP Account for such Participant.

(e)Amendments to Vesting Schedule.  No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable right to benefits accrued to the later of the date the amendment is adopted or the effective date of the amendment.  If the vesting schedule of the Plan is amended by the Employer, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.  For the purpose of this subsection only, a Participant will be deemed to have completed three (3) Years of Service if the Participant has completed three (3) Years of Service, whether or not consecutive, prior to the period during which the election is made.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(i)sixty (60) days after the amendment is adopted;

(ii)sixty (60) days after the amendment becomes effective; or

(iii)sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

6.3Employee Contribution Accounts

.  A Participant shall at all times be fully vested in the balance of all accounts maintained on his behalf other than his ESOP Account.  The balances of a Participant’s accounts other than such accounts shall be paid to him at the same time as the distribution to him of the vested portion of his ESOP Account.

6.4Loans to Participants

.  Loans to Participants shall not be permitted.

6.5Designation of Beneficiary

.  Each Participant may designate a Beneficiary to receive the balance of his ESOP Account, if any, on a form provided by the Committee.  Such designation may include primary and contingent Beneficiaries.  The designation may be changed at any time by filing a new form.  If a Participant designates a Beneficiary other than such Participant’s spouse for any portion of his account balance, that Beneficiary designation shall be void unless accompanied with a Spousal Consent.  If a Participant marries or remarries, any

Beneficiary designation shall become void until such Spousal Consent executed by the then current spouse is provided to the Committee.  In the absence of such written designation, or if such written designation is void, the surviving spouse, if any, of the Participant shall be deemed to be the designated Beneficiary and, otherwise, the estate of such Participant.

6.6Distribution Commencement Date.

(a)Normal Commencement of Benefits.  Except as provided in (b) through (d) of this Section, Section 6.3 or 6.9, a Participant shall be entitled to commence a distribution of his Vested Account Balance sixty (60) days following the end of the Plan Year which includes the Participant’s Normal Retirement Date; provided, if (i) a Participant has not terminated employment with the Employer on his Normal Retirement Date, payment of his benefit shall not commence until sixty (60) days following the end of the Plan Year in which he actually terminates employment with the Employer; and (ii) if a Participant dies, payment of his benefit shall commence sixty (60) days following the end of the Plan Year in which the Participant dies.

Except as provided in the preceding paragraph, but notwithstanding any other provision of the Plan except Section 6.9, the portion of a Participant’s accounts which consists of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan shall not be distributed until the close of the Plan Year in which such Exempt Loan is repaid in full.

(b)Participant’s Consent Required for All Distributions in Excess of $5,000.  If a Participant’s vested and nonforfeitable Benefit in his Accounts is more than $5,000, the Participant must consent to any distribution of his Benefit before the later of age 62 or attainment of his Normal Retirement Date except in case of the Participant’s death, and, if Qualified Joint and Survivor Annuity provisions apply the Participant’s spouse must consent pursuant to Section 6.8 herein.  Provided, the Participant shall be entitled to receive a distribution from the Plan in the form of and at the time otherwise authorized in this Article VI.

(c)Cash Out of Amounts of $5,000 or Less.  If the Participant’s account balance does not exceed $5,000 at any time after a Participant’s termination of employment, the Plan Administrator may distribute the Participant’s interest to the Participant in accordance with the following:

(i)In the event the Participant’s account does not exceed $1,000 at any time after the Participant’s termination of employment, the Plan Administrator may distribute the Participant’s entire interest to the Participant in a cash payment without the Participant’s consent.

(ii)In the event the Participant’s account is greater than $1,000 but not greater than $5,000 at any time after the Participant’s termination of employment, the Plan Administrator may distribute the account balance of the Participant in a direct rollover to an individual retirement account designated by the Committee.

(iii)Prior to any distribution pursuant to clauses (i) and (ii), the Participant may elect to have any such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

(d)Deemed Distributions to Non‑Vested Terminated Participants.  If a terminated Participant is not vested in any portion of his account balances, the Participant shall be deemed to have received a distribution of his account balances as of the last day of the Plan Year in which he terminated employment.

(e)Right to Withdraw Benefits from the Plan Upon Attainment of Age 65 Years.  Notwithstanding any other provision of the Plan to the contrary, each Participant in the Plan who has not otherwise terminated employment but has attained at least 65 years of age may, by making application to the Committee, request that the Committee distribute to such Participant all or any portion of his Accounts in the Plan and, upon receipt of such request, distribution shall be made by the Trustee as directed by the Committee in accordance with the terms of the Plan, and such distribution shall be made as if such Participant terminated employment and requested distribution.  For the purpose of this Section 6.6(e), the right of a Participant to request distribution from the Plan shall only be available with respect to those Participants who have satisfied the foregoing age requirement.

6.7Determination of Amounts Forfeited.

(a)Forfeiture of Non‑Vested Balance.  Upon a complete distribution pursuant to Section 6.6, the non‑vested percentage of a Participant’s ESOP Account, if any, shall become an Amount Forfeited and shall be available to reduce Employer Contributions for the then current or next succeeding Plan Year or for allocation to the accounts of other Participants in the Plan Year following the Plan Year in which the Participant receives such distribution.  If no complete distribution is made, the non‑vested percentage of a Participant’s accounts, if any, shall become an Amount Forfeited and available for allocation to other Participants’ accounts as of the end of the Plan Year in which the Participant incurs five (5) consecutive one‑year Breaks in Service.

If a portion of a Participant’s accounts becomes an Amount Forfeited, Qualifying Employer Securities and Employer Securities allocated to such Participant’s account shall be forfeited only after other assets.  If interests in more than one class of Qualifying Employer Securities and Employer Securities have been allocated to the Participant’s accounts, the Participant must be treated as forfeiting the same proportion of each class.  If Qualifying Employer Securities acquired with the proceeds of an Exempt Loan are available for distribution and consist of more than one class, a distributee must receive substantially the same proportion of each class.

(b)Buy‑Back of Forfeited Balance.  If a Participant who was not one hundred percent (100%) vested in his account balances received a distribution pursuant to Section 6.6, thereafter resumes employment, is covered under the Plan, and restores the full amount of such distribution to the Plan before the earlier of five (5) years after the date the Participant is first reemployed or the end of the Plan Year in which a Participant incurs five (5) consecutive one‑year Breaks in Service following the date of distribution; such restored amount, along with an amount equal to the Participant’s previous Amounts Forfeited, shall be restored to the Participant’s accounts.  In no event shall the amount restored be less than the amount in the Participant’s ESOP Account, if any, immediately prior to such distribution.  If a Participant was deemed to have received a distribution under Section 6.6(d) and resumes employment before incurring five (5) consecutive one‑year Breaks in Service, the Amounts Forfeited previously shall be restored.  The monies representing the Amounts Forfeited shall be restored first from Amounts Forfeited of other Participants available for allocation, and, if these amounts are not sufficient, then from the Employer contribution.  If the Employer contribution is not sufficient, the Employer must contribute an amount sufficient to restore such Amounts Forfeited.

If a Participant receives a distribution, resumes employment before incurring five (5) consecutive one‑year Breaks in Service, and does not restore the amount so distributed within five (5) years after the date the Participant is first reemployed; he shall not be entitled to later repay such distribution and have his previous Amounts Forfeited restored.

(c)Determination of Vested Amounts Due to Partial Distribution.  This subsection (c) shall apply only to a Participant who has received a partial distribution of his ESOP Account, if any, prior to becoming fully vested and thereafter his vested percentage increases.  If another distribution is made to such Participant prior to becoming fully vested in such accounts, the vested portion of such accounts shall be determined using the following formula:

vested amount =	[current vested percentage x (current account balance +
amounts previously distributed)] ‑ amounts previously distributed

6.8Methods of Distribution

.  Subject to Sections 6.6(c), and 6.9, after each Participant’s distribution date and after all adjustments to the accounts required as of such date shall have been made, the Trustee shall distribute the amount to which the Participant or Beneficiary is entitled by one of the following optional methods, as determined by the Participant or Beneficiary:

(a)a complete or partial distribution to the Participant or Beneficiary;

(b)an installment distribution consisting of approximately equal installments for a term not extending beyond the joint Life Expectancy on the distribution date of the Participant and any individual designated by such Participant; provided, that the Life Expectancy of the Participant or the Participant’s spouse, or the joint life expectancy of both the Participant and the Participant’s spouse, may be recalculated annually using the Participant’s attained age on the Participant’s birthday in the calendar years subsequent to the calendar year of the initial distribution date and the Participant’s spouse’s attained age in such subsequent calendar years;

(c)in substantially equal annual installments over a period not greater than five (5) years or, if a Participant’s Vested Account Balance is in excess of $500,000, five (5) years plus one year for each $100,000 or fraction thereof by which the Participant’s Vested Account Balance exceeds $500,000 but not to exceed ten (10) years; or

(d)effective January 1, 1993, a distribution which qualifies as an “eligible rollover distribution” trade as a direct transfer to the trustee or custodian of an “eligible retirement plan.”

For purposes of subsection (d) above, an eligible rollover distribution means a complete or partial distribution from the Plan to a Participant, the Participant’s surviving spouse or the

Participant’s former spouse who is an alternate payee pursuant to Section 13.6 or other Beneficiary, but excluding (i) a mandatory minimum distribution required under Section 6.9; (ii) a distribution made in accordance with (b) which is for a specified period of ten (10) years or more, or (iii) a distribution which is excludible from gross income. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Employee Contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Account holding Employee Roth Contributions and earnings thereon, an Eligible Retirement Plan with respect to such portion shall include only another designated account of the individual from whose account the payments or distributions were made holding Roth Contributions and earnings thereon, or a Roth IRA of such individual.

An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and/or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution and agrees to separately account for amounts transferred into such plan by this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, a surviving Beneficiary (effective January 1, 2007), or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.  If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

The Participant or Beneficiary may accelerate the payment of any unpaid installments.  The portion of the Employer’s contributions, Amounts Forfeited, or income or loss, if any, which is allocated to a Participant after the distribution commencement date shall also be payable as soon as practicable in accordance with the method selected.

The Trustee shall distribute all whole shares of Qualifying Employer Securities and Employer Securities credited to a Participant’s accounts in kind.  Payment for fractional shares shall be made in cash.  Any other distribution may be made in kind or in cash or partly in kind or in cash as determined by the Participant or Beneficiary.  Notwithstanding any other provision of the Plan, the Participant or Beneficiary shall have the right to demand the distribution of his ESOP Account to be made entirely to Qualifying Employer Securities and Employer Securities.  Distributions of Qualifying Employer Securities and Employer Securities, if any, may be subject to the put option requirements of Section 6.13.

6.9Required Minimum Distribution

.  The provisions of this Section 6.9 will apply for purposes of determining Required Minimum Distributions for distribution calendar years beginning with the 2003 calendar year, as well as Required Minimum Distributions for the 2002 Distribution Calendar Years that are made on or after August 1, 2002.  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.  The requirements for Required Minimum Distributions shall not apply for calendar year 2009.

(a)Coordination with Minimum Distribution Requirements Previously in Effect.  If this Section specifies an effective date that is earlier than calendar years beginning with the 2003 calendar year, Required Minimum Distributions for 2002 under this Section will be determined as follows.  If the total amount of 2002 Required Minimum Distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the Required Minimum Distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 Required Minimum Distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then Required Minimum Distributions for 2002 on and after such date will be determined so that the total amount of Required Minimum Distributions for 2002 made to the distributee will be the amount determined under this Section.

(b)Time and Manner of Distribution.

(i)Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.  For purposes of this Section, the “Required Beginning Date” of a Participant (except for a Participant who is a 5‑Percent Owner) is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires.  The Required Beginning Date of a Participant who is a 5‑Percent Owner is the April 1 following the calendar year in which the Participant attains age 70½, without regard to whether he has terminated employment.  A Participant is treated as a 5‑Percent Owner for purposes of this paragraph if such Participant is a 5‑Percent Owner of an Employer as defined in Section 416 of the Code at any time during the Plan year ending with or within the calendar year in which such owner attains age 70½.  Once distributions have begun to a 5‑Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5‑Percent Owner in a subsequent year.

(ii)Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (ii), other than Subsection (ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection (b) and Subsection (d), unless Subsection (ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Subsection (ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (ii)(4).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (ii)(4)), the date distributions are considered to begin is the date distributions actually commence.

(c)Required Minimum Distributions During Participant’s Lifetime.

(i)Amount of Required Minimum Distribution.  For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)Required Minimum Distributions After Participant’s Death.

(i)Death On or After Date Distributions Begin.

(1)Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

a.The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c.If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)Death Before Date Distributions Begin.

(1)Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Subsection (c).

(2)No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(ii)(1), this Section 6.9 will apply as if the surviving spouse were the Participant.

(e)Definitions.

(i)Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 6.3(b) of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)Distribution Calendar Year.  A Calendar Year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution Calendar Year is the calendar year immediately preceding the Calendar Year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection (b)(ii).  The Required Minimum Distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The Required Minimum Distribution for other Distribution Calendar Years, including the Required Minimum Distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)Life Expectancy.  Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)Participant’s Account Balance.  The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

6.10Put Option

.  If a Participant receives all or a portion of any distribution in the form of Employer Securities and such securities are not readily tradable on an established market, as defined in Section 409(n) of the Code and the Treasury Regulations promulgated thereunder, when distributed or are subject to a trading limitation when distributed, the Participant may require the Employer to purchase such Employer Securities under the terms of the Put Option described below:

(a)Terms of Put Option.  During the sixty (60) day period following the distribution of Employer Securities, the Participant may require the Employer to purchase all or any portion of the Employer Securities distributed to him.  This right shall be exercised by the Participant by giving written notice to the Employer within sixty (60) days from the date the Employer Securities were distributed, of the number of shares the Employer is required to purchase.  The purchase price shall be the fair market value of such securities as of the Valuation Date coincident with or next preceding the date of distribution.

If a Participant fails to exercise the Put Option under the preceding paragraph, such right shall lapse as of the end of sixty (60) days following the date of distribution.  As soon as practicable following the end of the Plan Year in which such sixty (60) day period expires, the Trustee shall notify each nonelecting Participant who is a shareholder of record of the fair market value of the Employer Securities at the end of such Plan Year.  During the sixty (60) day period following the receipt of such notice, such Participant may require the Employer to purchase all or any portion of the distributed Employer Securities at the price set forth in the notice.  If a Participant fails to exercise such Put Option, no further options shall be available under the Plan, and the Employer shall have no further purchase obligations.

(b)Payment Terms.  If a Participant receives a total distribution, as defined below, and exercises a Put Option, the Employer may pay the purchase price by a lump sum payment made within thirty (30) days after the date it receives the written notice of exercise of the Put Option from the Participant (“Exercise Date”) or in a series of five (5) equal installment payments.  If the Employer elects to pay the purchase price in installments, the first installment shall be made within thirty (30) days after the Exercise Date and the remaining payments on the next five (5) annual anniversary dates of the Exercise Date.  Within thirty (30) days after the Exercise Date, the Participant shall receive a promissory note from the Employer for the unpaid purchase price.  Such note shall provide adequate security and state a reasonable rate of interest.  For purposes of this Section, the term “total distribution” means the distribution within one taxable year to the Participant or Beneficiary of the balance to the credit of the Participant’s accounts.

If a Participant receives Employer Securities in an installment distribution and exercises a Put Option, the Employer must pay the purchase price by a lump sum payment made within thirty (30) days after the Exercise Date.

The Trustee may assume the rights and obligations of the Employer at the time the any Put Option is exercised under this Section.

Article VII.
Special Rules Relating to Top Heavy Plans

7.1Top-Heavy Plan.

(a)Employer Minimum Contribution.  Notwithstanding anything herein to the contrary, if this Plan shall be a Top-Heavy Plan for a particular Plan Year, then the sum of the Employer contributions and Forfeitures allocated to the Account of any Non-Key Employee who is a Participant in the Plan must equal a Contribution (“Employer Minimum Contribution”) equal to at least 3% of such Participant’s Compensation.  However, a lower Employer Minimum Contribution is permissible where the largest Employer contribution made or required to be made for Key Employees is less than 3% of Compensation and the Employer has no defined benefit plan which designates the Plan to satisfy Section 401(a) of the Code.  The contribution made or required to be made on behalf of any Key Employee is equal to the ratio of the sum of the contributions made or required to be made and Forfeitures allocated for such Key Employee divided by the Compensation for such Key Employee.  In determining the amount of any contributions made for any Key Employee, amounts treated as “deferrals of compensation” pursuant to Section 401(k) of the Code will be considered as a contribution made by the Employer.  Thus, the Employer Minimum Contribution that must be provided for any Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan is the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year (if the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year is less than 3%).  This Employer Minimum Contribution shall be made even though, under other Plan provisions, the Participant would have received a lesser allocation of the Plan Year because of (i) the Participant’s failure to complete 1,000 Hours of Employment Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory employee Contributions, if required, including any contributions made as “deferrals of compensation” pursuant to Section 401(k) of the Code.  Such Employer Minimum Contribution provisions shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans, or the Participant is not employed on the Anniversary Date of the applicable Plan Year.  Any Employer Minimum Contribution on behalf of a Participant shall not be subject to integration with Social Security Act.

(b)Application of Top-Heavy Provisions.  The top-heavy provisions of this Section shall be applied as follows:

(i)Single Plan Determination.  Unless this Plan is included in an Aggregation Group, it will be considered top-heavy and the provisions of this Section shall be applicable, if, as of a Determination Date, the cumulative aggregation of the accounts (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under the Plan exceeds 60% of the cumulative accounts of all employees under the Plan as determined in accordance with Section 416(g) of the Code and regulations and rulings thereunder.

(ii)Aggregation Group Determination.  If the Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Section shall be applicable, if, as of a Determination Date, the sum of accounts (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under all defined contribution plans in the group and the cumulative accrued benefits (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under all defined benefit plans in such group exceed 60% of the same amounts determined for all employees under all plans included in the Aggregation Group.

(c)Top-Heavy Test.  This subsection shall apply for purposes of determining the present values of the amounts of Account balances of Employees as of the determination date.

(i)Distributions During Year Ending on the Determination Date.  The present values of the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(ii)Employees Not Performing Services During Year Ending on the Determination Date.  The accounts of any individual who has not performed services for the Employer and its Affiliates during the 1-year period ending on the determination date shall not be taken into account.

(d)Definitions.  For the purposes of this Section the following definitions shall be applicable:

(i)Aggregation Group:  The words “Aggregation Group” shall mean a Permissive Aggregation Group or a Required Aggregation Group, as applicable.

(ii)Permissive Aggregation Group:  The words “Permissive Aggregation Group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(iii)Required Aggregation Group:  The words “Required Aggregation Group” shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding Plan Years (regardless of whether the Plan was terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(iv)Determination Date:  The words “Determination Date” shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of that Plan Year.

(v)Key Employee:  The words “Key Employee” shall mean any Employee described in Section 416(i) of the Code and the Treasury Regulations thereunder.

(vi)Non Key Employee:  The words “Non Key Employee” shall mean any Employee who is not a Key Employee.

(vii)Top-Heavy Compensation: The words “Top-Heavy Compensation” shall mean for all purposes under this Section, annual compensation within the meaning of Code Section 415(c)(3) for the Plan Year containing the Determination Date.

(e)Top-Heavy Determination.  The Plan Administrator shall determine whether the Plan is a Top-Heavy Plan with respect to each Plan Year and such determination shall be final and binding on all Participants.

7.2Effect of Article

.  If the Plan becomes a Top Heavy Plan in any Plan Year, the provisions of this Article VII will supersede any conflicting provision in the Plan.

Article VIII.
The Committee

8.1Membership

.  The Employer shall appoint a Committee which shall consist of not less than one (1) nor more than seven (7) members who shall be appointed by and serve at the discretion of the Employer.  A Committee member may resign at any time upon giving ten (10) days’ prior written notice to the Employer.  The Employer may remove any member of the Committee, with or without cause, upon giving ten (10) days’ prior written notice to such member.  Vacancies on the Committee caused by resignation, removal or death shall be filled by the Employer.  If for any reason the Committee has no appropriately appointed members, the chief executive officer of the Employer shall be deemed to be the Committee.

8.2Organization and Operation

.  The Committee shall elect a Chairman and a Secretary and such other officers as it shall deem appropriate.  The Committee shall act by majority vote of its members, which may be taken with or without a meeting, provided a written record signed by a majority of its members is made of any action taken without a meeting.  The Committee shall keep a permanent record of its meetings and actions.  The Committee may authorize one or more of its members, or a person who is not a member, to execute documents on behalf of the Committee.

8.3Powers and Duties

.  Subject to the limitations of the Plan, the Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business and shall be responsible for filing such reports and disclosures with respect to the Plan as are required by law.  The Committee shall construe and interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan.  Any construction or interpretation of the terms of the Plan or Trust made by the Committee or Trustee in good faith shall be binding upon the Participants, Beneficiaries, Employees, and any other persons claiming a right or benefit under the Plan.  Employment and compensation shall be determined by the Committee from the records of the Employer.  The Committee shall establish a written investment policy for each fund which comprises a portion of the Trust Fund.  Not less frequently than once every Plan Year, the Committee shall review such investment policy in light of anticipated contributions to the Trust Fund, the liquidity needs of the Trust Fund, the investment performance of the Trust Fund, and other pertinent market information.  The Committee shall then alter or reaffirm its investment policy and give the Trustee written notice of its actions.

8.4Directions to Trustee

.  The Trustee reserves the right to disregard any direction which would conflict with any provision of the Plan or Trust.  As soon as practicable after a Participant or Beneficiary becomes entitled to a distribution, the Committee shall give written notice to the Trustee, which notice shall include such of the following information and directions as are necessary or advisable under circumstances:

(a)Name, address, Social Security number and date of birth of the Participant and/or Beneficiary;

(b)Reason the Participant and/or Beneficiary is entitled to a distribution;

(c)Percentage or amount to which such Participant and/or Beneficiary is entitled;

(d)Time, manner and amount of payments to be made to such Participant and/or Beneficiary; and

(e)Any other information required to enable the Trustee to comply with applicable governmental reporting requirements.

8.5Exercise of Power in Nondiscriminatory Manner

.  In exercising any discretionary or absolute authority under the terms of this Plan, the Committee shall act in a consistent and nondiscriminatory manner treating all Participants in similar circumstances in a similar fashion.

8.6Claims Procedure.

(a)Filing of Claim. An Employee, former Employee, Participant or Beneficiary (“Claimant”) may request a benefit under the Plan (“Claim”) by notifying the Committee in writing.  If the Committee denies the Claim, in whole or in part, it shall provide a written notice of its decision within ninety (90) days after receipt of the Claim which shall include the following items in a manner calculated to be understood by the Claimant:

(i)specific reasons for the denial;

(ii)specific references to pertinent Plan provisions on which the denial is based;

(iii)a description of any additional material or information necessary to perfect the Claim, and an explanation of why such material or information is necessary; and

(iv)an explanation of the review procedure of Section 8.6(b).

(b)Request for Review; Decision.  Any Claimant who believes he has been denied improperly any right or benefit under this Plan shall have the right, within sixty (60) days after the earlier of his (i) receipt of formal notice or (ii) actual knowledge of such denial, to file a written appeal requesting reconsideration of the denied Claim to the Executive Committee of BancFirst Corporation.  The Claim on appeal shall specify the right or benefit allegedly denied, indicating the action which the Claimant considers necessary to correct such denial and, if permitted by the Committee, stating whether a hearing before the Executive Committee is desired.  The Executive Committee shall make its decision within sixty (60) days after receipt of the request for consideration of the Claim.  The decision shall be in writing and shall include specific reasons and references to the pertinent provisions of the Plan on which the decision is based.

If the Claimant has requested a hearing before the Executive Committee, the Committee shall notify the Claimant within thirty (30) days after receipt of a Claim, in writing of the date (which shall be no later than sixty (60) days after the date of the notice thereof), time (which shall be during regular business hours), and place of a hearing where such Claimant may appear before the Executive Committee to present arguments and discuss the issue or issues described in the Claim.  The Executive Committee shall make a determination resolving the issues within thirty (30) days after such hearing and shall notify the Claimant of its decision in the manner described above.  If the Claimant has, not received written notice of the approval or denial of the Claim within the specified time, the Claim shall be deemed denied.

All decisions shall be made in a nondiscriminatory manner.  The decision of the Executive Committee shall be final and binding on all persons affected.

8.7Indemnification

.  The Employer shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense and liability arising from any action or omission of any action of such member, provided such action or omission of action was in good faith and did not result from such member’s gross negligence or willful misconduct.  The Trust Fund may not be used for such indemnification.

8.8Investment Manager

.  The Committee, with the prior written consent of the Employer, shall have the power to appoint one or more Investment Managers who shall have the power to manage, acquire, dispose of, and direct the investment of all or any portion of the Trust Fund pursuant to Article IX of the Plan, and such other terms and conditions as the Committee or Trustee deems desirable.  The Committee shall determine a reasonable compensation to be paid to the Investment Manager.  Any such appointment shall be made by written instrument naming the Investment Manager and specifying the portion of the Trust Fund which the Committee intends to place under the direction of the named Investment Manager.  Such appointment shall become effective only upon the Committee’s receipt of the written acknowledgement by the Investment Manager that it is a fiduciary of the Plan.  Any Investment Manager so appointed shall be authorized to employ such agents as it may deem advisable in the discharge of its duties.

8.9Employment of Agents

.  The Committee is authorized to employ attorneys, accountants or any other agents as it deems advisable in the discharge of its duties.  Such agents may be the same as are regularly employed by the Employer.

8.10Unclaimed Benefits

.  Each Participant and Beneficiary of a deceased Participant shall file in writing with the Committee from time to time his address and each change of address.  Any communication addressed to a Participant or Beneficiary at his last address filed with the Committee, or if no such address was filed, then at his last address as shown on the Employer’s records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan.  If the Committee furnishes notice to any Participant or Beneficiary that he is entitled to a distribution pursuant to the Plan and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee within three (3) years thereafter, the share shall be disposed of as follows:

(a)If a Participant is missing but the whereabouts of his Beneficiary is known to the Committee, the Committee shall direct the Trustee to make payment to such Beneficiary; or

(b)If the whereabouts of such Participant and his Beneficiary is unknown to the Committee, the Committee shall direct the Trustee to make the distribution of the Participant’s share or balance thereof to the Participant’s then surviving heirs‑at‑law as determined under the statutes and case law of Oklahoma which are in effect at that time as if the Participant had died immediately upon the expiration of such three (3) year period.

Article IX.
Investments

9.1Fiduciary Standard

.  The Trustee shall hold and invest the Trust Fund as set forth in Articles VIII and IX and shall discharge its duties solely in the interest of Participants and their beneficiaries and:

(a)for the exclusive purpose of providing benefits to such Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

(b)with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims;

(c)in accordance with the provisions of the Plan insofar as they are consistent with the provisions of ERISA; and

(d)in a manner that does not constitute prohibited transaction under section 4975 of the Code or sections 406 or 407 of ERISA unless an exemption from such prohibitions is applicable.

The diversification requirement and the prudence requirement insofar as it relates to diversification under ERISA are waived to the extent that the Trustee invests in Qualifying Employer Securities and Employer Securities as provided in this Article.  The prudence and diversification requirements are waived when Trust Fund assets are invested in deposits in a bank or similar financial institution supervised by the United States or a state; provided, if a portion of any Participant’s account balance invested in such deposits would exceed the amount insured by the Federal Deposit Insurance Corporation or similar federal insurance agency such Participant must request in writing that the balance in his account be not so invested.

Notwithstanding anything to the contrary herein, the Committee shall at all times have the power but not the obligation to make written directions to the Trustee concerning the investment of the Trust Fund; provided, such directions are not in violation of ERISA.  A duly appointed Investment Manager shall have the power to direct the investment of any portion of the Trust Fund subject to its management; provided, such directions are not in violation of ERISA.

9.2Investment in Employer Securities

.  The Plan is designed to be an employee stock ownership plan as defined at Section 4975(e)(7) of the Code by having a substantial part of the Trust Fund be invested in securities of the Employer.  The Trustee shall invest the balances in the ESOP Account primarily in Employer Securities as provided herein; provided, the Trustee may retain such amounts as it deems appropriate in cash or other investments until it deems the time is appropriate to acquire such securities.  The Trustee may purchase such Employer Securities from the Employer or from any other source, and such Employer Securities may be outstanding, newly issued or treasury securities.  All such purchases must be made at fair market values (or in the case of marketable obligations, at a price no greater than provided at Section 2.13 of the Plan) and in the case of purchases from the Employer, must be made in transactions where no commissions are charged.

The determination of the fair market value of Employer Securities and shall be made in good faith and based on all relevant factors existing at the time of such determination.  “Fair market value” shall mean the bid price of the Employer Securities as reported by the National Association of Securities Dealers Automated Quotations Systems or, if such stock is listed on any securities exchange, the average of the high and low, or closing sales prices as of the relevant date; provided, if the price of such stock is not reported or listed as aforesaid, or if the Trustee or Committee believe that other relevant factors should be considered, the fair market value of such stock shall be determined by the Trustee as of the relevant date, and the Trustee shall utilize any reasonable and prudent method in determining such fair market value. Employer Securities shall not be considered to be listed on a Securities Exchange solely because such security is traded by brokers through “pink slips”.

All valuations of Employer Securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser as prescribed under Section 401(a)(28 (C) of the Code.  If a transaction involves the purchase of such stock from a “disqualified person,” as defined at Section 4975(e)(2) of the Code, the fair market value of such stock shall be determined on or about the date of such transaction and consider all relevant and applicable factors existing at such date.  The Trustee shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event, such as the death of the holder.

9.3Voting of Employer Securities

.  Each Participant or Beneficiary shall have the right to vote shares of Employer Securities allocated to such Participant’s or Beneficiary’s accounts; provided, if the Employer does not have a registration‑type class of securities, Participants or Beneficiaries shall have the right to vote shares of Employer Securities allocated to such Participant’s or Beneficiary’s accounts only with respect to any corporate matter which involves the voting of such shares to approve or disapprove any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, to the extent required by sections 401(a)(22) and 409(e) of the Code and regulations thereunder or such other matter as the Secretary of the Treasury may prescribe in Treasury Regulations.  For purposes of voting as described herein, each Participant shall be a Named Fiduciary of the Plan as described in section 402(a)(2) of ERISA.

Participants or Beneficiaries entitled to vote shares of Employer Securities allocated to their accounts shall be notified of each occasion for the exercise of such voting rights within a reasonable period before such rights must be exercised.  Such notification shall be made by the Committee or Employer pursuant to the normal procedures for communication with shareholders and shall include all information distributed to shareholders by the Employer regarding the exercise of such rights together with a form on which voting instructions may be given to the Trustee.  The right to vote such shares must be exercised by directing the Trustee as to the manner in which such shares shall be voted.  The Trustee shall hold Participants’ voting instructions in complete confidence.  Upon request by the Employer or contesting party, the Trustee may inform such party only of the number of shares of Employer Securities upon which voting instructions have been received and shall not disclose the manner in which such shares are to be voted until such votes are cast.

Unless otherwise prohibited by law or regulation, the Trustee shall vote all Employer Securities which have not been allocated to Participant accounts; which have been allocated to Participant accounts and for which the Participant has not provided voting instruction, and in all matters where voting rights are not available to Participants.

Neither the Committee nor the Trustee shall make any recommendation to a Participant or Beneficiary regarding the exercise of any voting or other right; provided, nothing in this Section shall prohibit the Employer from soliciting proxies or making recommendations to shareholders.  Other rights associated with Employer Securities shall be exercised in the same manner and to the same extent as voting rights.

9.4Payment of Dividends

.  The Employer, in its sole discretion, may designate that cash dividends paid with respect to Employer Securities be applied under one of the following options:

(a)the dividends may be paid in cash directly by the Employer to Participants based on the number of shares allocated to such Participant’s accounts; or

(b)the dividends may be paid in cash to the Trustee and applied to the payment of principal and interest on the balance of any Exempt Loan which is outstanding without regard to the Employer Securities which have been or are allocated or held in the suspense account pending their release from encumbrance; provided, only dividends on Employer Securities which have been acquired with an Exempt Loan may be used for this purpose.  This provision shall apply only if Employer Securities with a fair market value of not less than the amount of the dividends are allocated to Participant accounts for the year in which the dividends would have been allocated to Participant accounts had they not been designated for payment on the Exempt Loan.  Only dividends related to Employer Securities acquired by the Plan on or after August 4, 1989, may be used under this subsection (b).

(c)the dividends paid with respect to shares of Employer Securities allocated to Participants’ ESOP Accounts may be allocated among and credited to the Accounts maintained in the Plan for each Participant to reflect assets other than Employer Securities ( a ”Participant’s Cash Account”) in accordance with the number of shares of Employer Securities allocated to each such Participant’s ESOP Account compared to the number of shares of Employer Securities allocated to all Participants’ ESOP Accounts. Amounts held in Participants’ Cash Accounts may be reinvested in additional shares of Employer Securities subject to the Participant’s rights to diversify pursuant to Section 9.6.

Dividends used for purposes of one of the alternatives above shall be a deductible contribution by the Employer pursuant to Section 404(k) of the Code in addition to any other deduction allowed under Section 404 of the Code.  The deduction shall apply to the Employer’s taxable year in which the dividends are paid or distributed to Participants.  If dividends are applied under subsection (b) above, the deduction shall apply to the Employer’s taxable year in which the loan payment occurs.  In no event may such dividends be used for the evasion of taxation.

9.5Tender Offers

.  Notwithstanding anything to the contrary in the Plan, if there is a transaction involving Employer Securities which is evidenced by the filing of a Schedule 14D‑1 with the Securities and Exchange Commission (“SEC”) or any other similar transaction [other than a tender by the Employer or one of its affiliates] (“Tender Offer”), the following rules shall apply:

(a)During the pendency of the Tender Offer, all new purchases of Employer Securities by the Plan shall be suspended.  Subject to the direction of the Committee and until the termination of such Tender Offer, the Trustee shall invest available cash in savings accounts, certificates of deposit, high‑grade short‑term securities, stocks, bonds or other investments deemed by the Committee to be desirable investments for the Trust Fund.

(b)To the extent possible and only for purposes of the response to the Tender Offer, all or Employer Securities held in the Trust Fund and which have not yet been allocated to Participants’ accounts shall be allocated to Participant accounts, pursuant to Section 5.2, as if the date the relevant documents are first filed with the SEC (“Filing Date”) is a Valuation Date.  Such allocation shall be made on the basis of relative Compensation paid to Participants from the beginning of the Plan Year through the last pay period ending before the Filing Date.  The interim allocation under this subsection is solely for purpose of the special Tender Offer provisions of this Section and shall not accelerate vesting or otherwise affect Participants’ account balances or other interests in such Qualifying Employer Securities.  All allocations under the Plan for all purposes other than this Section shall be made without regard to the interim allocation required by this subsection.

(c)The Trustee shall request confidential written instructions from Participants with regard to whether they wish the Trustee to tender pursuant to the Tender Offer the Employer Securities credited to their accounts, including shares, if any, allocated to the Participant’s accounts under the special interim allocation provisions of subsection (b).  To obtain such instructions, the Trustee shall distribute and/or make available to each affected Participant all or any portion of the following materials deemed relevant by the Trustee:

(i)A copy of the description of the terms and conditions of the Tender Offer filed with the SEC.

(ii)If requested by the Employer, a statement from Employer’s management setting forth its position with respect to the Tender Offer which has been filed with the SEC and/or a communication from the Employer given pursuant to 17 C.F.R. 240.144‑9(e), as amended.

(iii)A form on which a Participant may instruct the Trustee to tender in response to the Tender Offer all shares of Employer Securities held in such Participant’s accounts.  The instruction form shall state that if the Participant fails to return such form to the Trustee by the indicated deadline, the Trustee shall not tender any Employer Securities held in the Participant’s accounts.

(iv)Such additional material or information as the Trustee may consider necessary to assist Participants.

(d)The Trustee shall take such additional action as it considers appropriate under the circumstances to ensure each Participant is made aware of his right to respond to the Tender Offer.

(e)The Employer shall furnish Participants who have received distributions of Employer Securities but are not yet shareholders of record with the information given to Participants pursuant to subsection (c).  The Trustee is authorized to tender any Employer Securities received from such former Participants in accordance with their instructions.

(f)The Committee or the Trustee shall not have the authority or responsibility to express any opinion or give any advice or recommendation to any Participant concerning the Tender Offer.

(g)The Trustee shall sell, convey, or otherwise transfer Employer Securities pursuant to the terms and conditions of the Tender Offer in accordance with the directions received from Participants with respect to shares allocated to their accounts including shares, if any, allocated in accordance with subsection (b).  The Trustee shall not sell, convey or otherwise transfer pursuant to the Tender Offer any Employer Securities for which instructions are not received from Participants; provided, the Trustee shall have sole discretion to sell, convey or transfer Employer Securities which have not been allocated to Participant’s accounts, either under the allocation provisions of Section 5.2 or the special interim allocation provisions of subsection (b).

(h)The Trustee shall hold in confidence Participants’ instructions with regard to the tender of Employer Securities allocated to Participants’ accounts.  The Trustee shall not disclose any such instructions to the Employer, the Committee or any officer, director, employee or representative of either the Employer or the Committee.

(i)If Employers Securities are sold pursuant to the Tender Offer, the Committee or a duly appointed Investment Manager shall instruct the Trustee regarding the investment of the proceeds of such sale in accordance with the terms of this Plan.

9.6Diversification of Participant Accounts

.  Any Participant who has attained the age of fifty‑five (55) and completed ten (10) years of participation service with the Employer (“Qualified Participant”) shall have the right to direct the Trustee as to the investment of any of his accounts in which Employer Securities are allocated.  Such Participant may elect within ninety (90) days following the end of each Plan Year in the Qualified Election Period to diversify twenty‑five percent (25%) of such account balances, less any amount to which a prior election applies.  In the last year of a Participant’s Qualified Election Period, such Participant may elect to diversify fifty percent (50%) of such account balances, less any amount to which a prior election applies.  The term “Qualified Election Period” means the six (6) Plan Year period beginning the first Plan Year in which a Participant becomes a Qualified Participant.

The Plan may meet the requirements of this Section and Section 401(a)(28) of the Code by either offering at least three investment options, transferring the portion of the Participant’s Account covered by the election to an account in favor of the Participant in the BancFirst Corporation Thrift Plan or distributing the portions of the Participant’s account covered by the election within ninety (90) days after the election is made.  To the extent such distribution would be an in‑service distribution, it shall be permissible under the Plan.

Article X.
The Trust

10.1The Trust and Trust Fund

.  By signing this document, the Employer establishes the Trust to hold and distribute the Trust Fund in accordance with the provisions of the Plan Documents.  Except to the extent that ERISA applies, the laws of the State of Oklahoma shall govern, control, and determine all questions arising with respect to a Trustee acting pursuant to the provisions of this Agreement, including the validity of its provisions. This Agreement shall be interpreted in a manner consistent with the intent to satisfy the relevant provisions of Code §401(a) and such other provisions of the Code that apply to the Plan.

The Trust Fund consists of the assets held at any time, and from time to time, by the Trustee under the Trust (including assets held by an 81-100 trust which may be maintained or administered by an Investment Manager, or assets held by a custodian, transfer agent, broker/dealer, or other entity subject to a proper arrangement with the Trustee) and shall consist of contributions received by the Trustee and all manner of investments, and the proceeds thereof, attributable to those contributions. The Trust Fund shall include only those assets that the Trustee accepts and which are actually received by the Trustee. The Trust Fund shall be valued at current fair market value as of the last day of the Plan Year and, at the discretion of the Plan Administrator, may be valued more frequently. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Trust Fund. The Account of a Participant shall be credited with its share of the gains and losses of the Trust Fund as follows:

(i)that part of a Participant’s Account invested in a funding arrangement or other investment vehicle which establishes an account or accounts for such Participant thereunder shall be credited with the gains or losses from such account or accounts; and

(ii)that part of a Participant’s Account, which is invested in other funding arrangements or other investment vehicles shall be credited with a proportionate share of the gains or losses of such investments, determined by multiplying the gain or loss of the investment by the ratio of (a) the part of the Participant’s Account invested in such funding arrangement or other investment vehicle to (b) the total of the Trust Fund invested in such funding arrangement or other investment vehicle.

The corpus or income of the Trust Fund shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, retired Participants, or their Beneficiaries.  The Trustee accepts this appointment by executing this Agreement.

10.2The Trustee

.  The Employer has appointed the Trustee to serve pursuant to this document and the Trustee, by its execution of this document or a counterpart has agreed to serve as a directed Trustee as provided herein.

The Employer may remove the Trustee upon thirty (30) days prior notice. The Trustee may resign at any time upon thirty (30) days notice to the Employer, or, with the consent of the Employer, the Trustee may resign with less than thirty (30) days prior notice. Upon such removal or resignation of the Trustee, the Employer shall appoint a Successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. The Successor Trustee must accept such appointment in writing for the appointment to become valid, at which point only will the Trustee’s appointment as such be considered to have terminated and the Successor Trustee shall become the Trustee under this Agreement.

If the Successor Trustee fails to accept the appointment, or if the Employer fails to appoint a Successor Trustee within thirty (30) days of the resignation or removal of the Trustee, then the Employer shall appoint the President, or such other officer of the Employer who is eligible, Successor Trustee and such person shall be deemed to have filed his or her acceptance of appointment as the Successor Trustee.

When appointment has been accepted, or deemed accepted, by a Successor Trustee, the removed or resigning Trustee must assign, transfer, pay over, and deliver to the Successor Trustee all of the Trust Fund, less any unpaid fees or expenses, and such relevant records as the Trustee may possess. No Successor Trustee shall be obliged to examine the accounts, records, and acts of any previous Trustee or Trustees, and such Successor Trustee in no way or manner shall be responsible for any action or omission to act on the part of any previous Trustee.

10.3Duties of the Trustee

.  The Trustee shall accept Contributions forwarded to the Trustee to be held in the Trust and shall hold the Trust Fund and administer it according to the provisions of this Agreement. The Trustee has no duty to demand or require that Contributions be made to the Trust, nor shall the Trustee be liable to determine the amount of any Contributions to the Trust or the adequacy of such Contributions to meet or discharge any liabilities of the Employer or the Plan.

The Plan Administrator administers the Plan. The Trustee is not responsible for any aspect of its administration. A Named Fiduciary, as defined in ERISA, who is granted such power and authority by the Plan document may appoint an Investment Manager to manage, including the power to acquire and dispose of, any assets of the Plan. The Trustee is not responsible for any aspect of an Investments Manager’s advice, control or management. The Trustee is not required to look into any action taken by the Employer, the Plan Administrator, a Named Fiduciary, a Participant, or an Investment Manager, and will be fully protected in taking, permitting, or omitting any action on the basis of their instructions or direction. Any instructions, notice, or direction by the Employer, the Plan Administrator, a Named Fiduciary, a Participant, or an Investment Manager, given in accordance with the provisions of the Plan Documents shall be given or made as described in this Agreement; any attempted instruction, direction, or notice made in any other format shall be void and of no effect and the Trustee shall not act on such. The Employer will indemnify the Trustee by satisfying any liabilities the Trustee may incur in acting according to the Trust provisions upon instruction, direction, or notice from the Employer, the Plan Administrator, a Named Fiduciary, Participant, or an Investment Manager.

10.4Directed Powers of the Trustee

. The Trustee shall have the following powers with respect to the Trust Fund as appropriate under this Agreement and subject to direction or instruction by the Plan Administrator, Named Fiduciary, Investment Manager, or Participant, as appropriate under the Plan Documents. In no event shall the Trustee be required to review such directions or instructions, and the Employer shall indemnify and protect the Trustee from any claims resulting from following such directions. The Trustee shall have the following powers:

(a)to receive and hold Contributions forwarded to it under this Agreement and to invest the Trust Fund in one or more of the following as directed by the Plan Administrator, a Named Fiduciary, a Participant, or an Investment Manager:

(1)Custodial arrangements;

(2)Loans to Participants, provided such loans are duly authorized by the Plan Documents and that such authorization meets the requirements of both ERISA and the Code;

(3)Cash or other short-term investments including money market funds;

(4)Common or preferred stock of the Employer or an affiliate of the Employer, provided the securities are qualifying employer securities, as defined in ERISA §407, and are regularly traded on a national securities exchange ("Qualifying Employer Securities");

(5)Exchange traded debt and equity securities, mutual fund shares; and

(6)Such assets, securities, or investment options as may be necessary to effectuate the purpose of this Trust.

(7)81-100 trust; provided, however, that as long as the Trustee holds any units in an 81-100 trust hereunder, the instruments establishing and or amending any such 81-100 trust shall be adopted and made part of this Trust as though fully set forth herein;

(b)to sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by private contract or at public auction;

(c)to vote on all matters as directed by the Employer or the Participant pertaining to all securities and mutual fund shares held in the Trust Fund (other than Qualifying Employer Securities). The Trustee shall vote any securities and mutual fund shares that may be held by it solely as directed by the Employer or the Participant in accordance with this Trust Agreement. If the Trustee receives timely directions on how to vote securities or mutual fund shares with regard to fewer than all of the securities or mutual fund shares subject to the vote, the Trustee shall vote such undirected securities or mutual fund shares in the same proportion as those for which it has received timely direction. The Trustee shall be under no duty to investigate any matter relating to a vote and shall have no power or authority to vote other than as set forth in this agreement;

(d)if any securities and mutual fund shares are held in an alternate arrangement (other than a self-directed brokerage account), including an 81-100 trust, a sub-

trust, ancillary trust or in a custodial arrangement, to inform the trustee or custodian of such alternate arrangement of the voting directions the Trustee has received with regard to securities or mutual fund shares held in such alternate arrangement and to identify the securities or mutual fund shares with respect to which the Trustee has received partial or no direction or instruction. Those securities shall then be voted in accordance with the documents governing the 81-100 trust, sub-trust, ancillary trust or custodial arrangement. Nothing in this agreement shall be held as changing or affecting such other trusts or agreements. The Trustee shall have no power or authority to act otherwise than as set out in this paragraph with regard to votes on the securities and mutual fund shares described in this paragraph;

(e)to vote and tender Qualifying Employer Securities held hereunder in the manner described in the Plan, or if Qualifying Employer Securities are held in a sub-trust or ancillary trust to inform the trustee of the voting directions the Trustee has received and to identify the Qualifying Employer Securities with respect to which the Trustee has received no direction or instruction;

(f)to vote and tender securities and mutual fund shares held in a self-directed brokerage account in the manner described in the Plan and any applicable brokerage account agreements;

(g)to open such brokerage accounts with a broker/dealer on behalf of the Trust, as may be necessary to effect transactions in securities held in the Trust Fund.

10.5Complementary Powers of the Trustee

.  In exercising its powers under section §10.4 of this Agreement and discharging its duties generally under this Agreement, the Trustee shall have the following powers with respect to the Trust Fund:

(a)to employ, and pay reasonable compensation to, agents, brokers, broker/dealers, attorneys, accountants, custodians, sub-trustees, ancillary trustees, or other persons, whose advice or services the Trustee may deem necessary in carrying out its duties and powers under this Agreement;

(b)to make, execute, acknowledge, and deliver any instruments that may be necessary to carry out the powers granted it including, custodial, 81-100 trust, sub-trust or ancillary trust agreements;

(c)to consult with legal counsel, including the Employer’s counsel, with respect to the meaning or construction of, or the Trustee’s obligations or duties under, the Plan Documents, and Trust, or with respect to any action or proceeding or any question of law. The Trustee shall be fully protected with respect to any action it takes in good faith pursuant to the advice of such counsel;

(d)to enforce any right, obligation, or claim and, in its absolute discretion, to protect in any way the interest of the Trust Fund and, if the Trustee considers such action for the best interests of the Trust Fund, to abstain from the enforcement of any right, obligation, or claim and to abandon any property which it has held;

(e)to institute, maintain, or defend any litigation necessary in connection with the administration of the Trust, provided the Trustee shall be under no duty or obligation to do so unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or be paid reasonable compensation for its own extraordinary services in connection therewith;

(f)to hold assets in the Trustee’s name or in the name of a nominee and to cause assets to be held by such custodian, 81-100 trust, sub-trustee or ancillary trustee, transfer agent, broker/dealer, or other party as appropriate to carrying out the Trustee’s duties under this Agreement;

(g)to do all things necessary, in the Trustee’s judgment, for the proper performance of the Trustee’s duties under this Agreement;

(h)to assume, until advised to the contrary, that the Trust is qualified under Code §401(a); to make appropriate custodial arrangements with a benefits paying agent for the payment of benefits under the Plan.

10.6Expenses

.  Unless the Employer pays such expenses directly to the Trustee, the Trustee shall be reimbursed for all expenses incurred by the Trustee in exercising its powers and carrying out its duties under this Agreement and for such reasonable compensation for the Trustee as may be agreed upon from time to time by the Employer and the Trustee from the Trust Fund, either as directed by the Employer, Plan Administrator, a Named Fiduciary, or Investment Manager, as appropriate in accordance with the Plan Documents or pro rata with respect to each of the investments of each Participant’s Account and, within the Participant’s Account, pro rata with regard to the securities, Mutual fund shares or other investments attributable to that Participant’s Account including investments in 81-100 trusts, sub-trusts or ancillary trusts, or custodial arrangements. The Trustee may also pay other expenses of the Plan, as directed by the Plan Administrator, a Named Fiduciary, or Investment Manager, as appropriate in accordance with the Plan, from the Trust fund in the same manner as described above. The Trustee is hereby authorized to collect expenses and compensation as described above.

10.7Accounting

.  The Trustee or its designee shall maintain true and accurate records and accounts reflecting all receipts and disbursements of the Trust Fund and containing a description of all Trust Fund assets held hereunder. These records will be open, at the Trustee’s regular place of business, to inspection and audit by the Employer, the Plan Administrator, Investment Manager, and Named Fiduciary at all reasonable times.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

The Trustee or its designee shall file all reports, returns, and information required to be filed by Trustees under the Code and regulations and rulings issued under the Code.

The Trustee or its designee shall file with the Employer an accounting of its transactions as soon as practical after the first day of each Plan Year or any other date specified. Any such report or accounting is open to inspection by a Participant for a period of sixty (60) days following the date it is filed. At the end of the sixty-day period, the Trustee is released and discharged as to any matters set forth in the report or account, except with respect to any act or omission as to which a Participant, the Employer, the Plan Administrator or the Named Fiduciary has filed a written objection within the sixty-day period.

In preparing its reports, the Trustee shall be permitted to rely upon, and deem accurate without the need for independent verification, reports furnished to the Employer, Plan Administrator, or Trustee by the Insurer, any Investment Manager, and any investment fund or custodian.

10.8Investment Manager

. Upon receipt of written notice from the Committee of an appointment of an Investment Manager pursuant to Section 8.8, the Trustee shall segregate in its records that portion of the Trust Fund which the Investment Manager shall manage.  With respect to any portion of the Trust Fund subject to management of the Investment Manager, the Trustee shall follow the directions of the Investment Manager until notified in writing of the resignation or removal of the Investment Manager.  The Trustee shall be under no duty or obligation to review or make recommendations with respect to any investment decision of the Investment Manager.  The Trustee shall not be liable for any acts or omissions of an Investment Manager, or be under any obligation to invest or otherwise manage any asset which is subject to the management of the Investment Manager; provided the Trustee does not knowingly participate in, or knowingly undertake to conceal an act or omission of an Investment Manager when the Trustee knows such act or omission is a breach of the Investment Manager’s fiduciary responsibility.

10.9Distributions

.  On receipt of a written order from the Committee certifying that a Participant’s benefits and/or a withdrawal of the Participant’s contributions are payable pursuant to the Plan, the Trustee shall take such action as may be necessary to make distribution in such form and at such time as the order for payment so directs.  However, before making any such distribution in the event of a Participant’s death, the Trustee shall be furnished with any and all certificates, tax waivers and other documents which may be requested as the Trustee shall deem proper.

10.10Deliver of Notices, Proxy Statements and Other Documents

.  The Trustee shall deliver or cause to be delivered to the Committee all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the Trust Fund.

10.11Returns and Reports

.  The Employer shall furnish to the Trustee, and the Trustee shall furnish to the Employer such information relevant to the Plan as may be required under the Code and ERISA.  The Trustee shall keep such records, make such identification, and file with the Internal Revenue Service and the Department of Labor such returns and other information concerning the Trust as may be required of it under the Code and ERISA.  The Committee shall fulfill any obligations imposed on the Employer by ERISA concerning the Plan.  Each Participant shall be given all reports required by ERISA.

10.12Liability of the Trustee; Reliance on Instructions

.  The Trustee shall not be responsible for the purpose or propriety of any distribution made pursuant to Section 8.4 or for any action or non‑action taken pursuant to the written instructions of the Employer or the Committee, including investment directions, provided these instructions are made in accordance with the terms of this Plan and are not contrary to ERISA.  Communications to the Trustee shall be addressed to it at such address as the Trustee may specify in writing to the Employer.  No communication shall be binding upon the Trustee until it is received by the Trustee in writing.  Communications to the Employer shall be addressed to it at such address as the Employer may specify in writing to the Trustee.  No communication shall be binding upon the Employer until it is received by the Employer in writing.

10.13Taxes

.  Any income, gift, estate, inheritance, or other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment, reinvestment or distribution of the assets of the Trust; that may be levied or assessed in respect to such assets or the income thereon shall, if allocable to the account or interest of specific Participants, be charged to such accounts or interests, and if not so allocable, shall be charged as directed by the Committee.

10.14Resignations, Removals and Appointments

.  The Trustee or any successor Trustee may resign at any time upon giving thirty (30) days’ prior written notice to the Employer.  The Employer may remove the Trustee or any successor Trustee with or without cause and appoint a successor Trustee upon giving thirty (30) days’ prior written notice to the incumbent Trustee.  Any successor Trustee shall succeed to the rights, powers, duties and responsibilities of the Trustee under this Plan upon receipt of the Trust Fund from the predecessor Trustee.

The resigning or removed Trustee shall transfer and deliver the Trust Fund to the successor Trustee upon receipt of such documents as the resigning or removed Trustee deems appropriate to establish the appointment of and acceptance by the successor Trustee.  If such documentation is not provided on or before the effective date of the Trustee’s removal or resignation, such Trustee may apply to the appropriate court for instruction.

A final account shall be rendered by a terminated Trustee at the time the administration of the Trust is turned over to a successor Trustee.  Any objections to the final account of a resigning Trustee shall be made within sixty (60) days from the date it is submitted to the Employer.

10.15Voting; Action With or Without Meeting

.  If more than one individual or entity are serving as Co‑Trustees, they shall act by a majority vote of all individuals and entities serving as such.  Such vote may be taken with or without a meeting, provided a written record signed by a majority of the individuals and entities serving as Trustee is made of any action taken without a meeting.  The Trustee shall keep a permanent record of their meetings and actions.  The Trustee may authorize one or more individuals or entities to execute documents on their behalf.

10.16Restrictions on Trustee’s Powers

.  Notwithstanding anything to the contrary herein, the Trustee shall have no power to use or divert any part of the Trust Fund to purposes other than for the exclusive benefit of the Participants, former Participants, and their Beneficiaries under the Plan.

10.17Directions by Committee

.  Notwithstanding anything to the contrary herein, the Committee shall at all times have the power but not the obligation to direct the Trustee in the exercise of any of its powers, provided such directions are not in violation of ERISA.  When acting under such directions the Trustee, subject to ERISA Section 410(a), shall be free of all liability whatsoever arising as a result of, or attributable to, its action or failure to act pursuant to such directions.  In the absence of any such directions the Trustee shall be free to exercise its powers hereunder in its own discretion.

10.18Third Parties Reliance Upon Trustee’s Authority

.  No person receiving property from; delivering property to, or having any other transaction with the Trustee shall be obligated to look to the propriety of the acts of the Trustee in connection therewith or to the application of the property or money received by such Trustee, provided such person is acting in good faith.

10.19Indemnification

.  In recognition of the burden and cost of litigation and other costs which may be imposed upon the Trustee as a result of an act or omission over which the Trustee has no responsibility or control and in consideration for the Trustee’s execution of this Plan, the Employer agrees to indemnify the Trustee against all liabilities and claims (including reasonable attorney fees and expenses in defending against such liabilities and claims) against the Trustee on account of the Plan arising from any action or inaction of the Trustee pursuant to the direction of a fiduciary other than the Trustee.  In addition, such indemnity shall include all claims and liabilities arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee knowingly participates in, or knowingly undertakes to conceal, and act or omission of such other fiduciary, knowing such act or omission is a breach, or, by its failure to comply with Section 404(a)(1) of ERISA, in the administration of its specific responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach, or if it has knowledge of a breach by such other fiduciary and fails to make reasonable efforts under the circumstances to remedy the breach.  The performance by the Trustee of trades, custody, reporting, recording and bookkeeping with respect to assets managed by another fiduciary shall not be deemed to give rise to any participation or knowledge on the part of a Trustee.  The undertakings of this Section shall survive the amendment and termination of this Plan or the resignation or removal of the Trustee and shall be construed as a contract between the Employer and the Trustee under the laws of the State of Oklahoma.

10.20Second Trust

.  Upon written notice from the Employer of the appointment of a second trustee to acquire and manage a portion of the Trust Fund and upon the acceptance of such appointment by such second trustee, the Trustee shall transfer to the second trustee that portion of the Trust Fund the Employer designates for management and control by the second trustee.  That portion of the Trust Fund held by a second trustee shall for purposes of this Plan and Trust be deemed to be assets of this Plan.  The provisions of this Plan shall govern such second trustee as though such second trustee had been initially appointed as the original Trustee in this Plan and Trust.  After the appointment of the second trustee, the Employer may direct transfers of assets between both trustees.  Neither the original Trustee established under this Trust nor such second trustee shall be responsible for or liable for any loss resulting from the management and control of the assets of the Plan held by the other trustee.

10.21Merger or Consolidation

.  In the event any corporate Trustee shall be converted into, merge or consolidate with, or sell or transfer substantially all of its assets and business to another corporation, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer is made shall become the Trustee under this Plan with the same effect as though originally so named.

Article XI.
Amendments and Termination

11.1Amendment of Plan

.  Subject to the limitations on amendments set forth in this Section, the Board of Directors of BancFirst Corporation shall have the right to alter or amend this Plan at any time in whole or in part; provided, no amendment shall authorize or permit any part of the Trust Fund to be used or diverted to any purpose other than the exclusive benefit of the Participants, former Participants or their Beneficiaries, nor shall any amendment deprive any Participant of the portion of his account vested in such Participant as determined under Section 6.2 if such Participant’s employment were terminated at the time of amendment, nor shall any amendment or termination of the Plan deprive a Participant from electing to receive his distribution in Qualifying Employer Securities and Employer Securities, exercising his rights to vote Qualifying Employer Securities and Employer Securities, exercising his rights with respect to any “Put Option” granted to him under this Plan, or allow any Qualifying Employer Securities acquired with the proceeds of an Exempt Loan to become subject to a put, call, buy, sell or other similar arrangement when held by or distributed from the Plan (whether or not the Plan then qualifies under Section 4975 of the Code) except as set forth at Section 6.13 of the Plan.  Any amendment shall become effective upon adoption by the Board of Directors followed by delivery of a written copy thereof to the Trustee.

No amendment hereof by BancFirst Corporation, unless made to secure the approval of the Internal Revenue Service or other government bureau or agency, shall:

(a)decrease any Participant’s account balance, benefit, or eliminate an optional form of distribution, except a Participant’s account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code;

(b)change the duties or responsibilities of the Trustee without the written consent or approval of the Trustee; or

(c)cause or permit the Trust Fund or any portion thereof to be used or disbursed for the benefit of the Employer, it being understood that the Trust Fund shall at all times be held, administered and distributed for the exclusive benefit of Participants and Beneficiaries.

11.2Termination of Plan

.  The Employer may at any time terminate the Plan and may direct and require the Trustee to liquidate the Trust Fund.  In the event the Employer shall cease to exist for any reason, the Plan shall terminate and the Trust Fund shall be liquidated, unless the Plan is adopted by a successor pursuant to Section 13.8.  In the event of the termination, partial termination, or complete discontinuance of contributions hereunder, the account balances of each Participant will become nonforfeitable and distribution shall be made in accordance with the provisions of Article VI.

11.3Suspension and Discontinuance of Contributions

.  If the Board of Directors decides it is impossible or inadvisable to continue to make contributions to the Plan, it shall have the power by appropriate resolution or decision to:

(a)suspend contributions to the Plan;

(b)discontinue contributions to the Plan; or

(c)terminate the Plan.

Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan.  A discontinuance of contributions shall not constitute a formal termination of the Plan and shall not preclude later contributions, but all ESOP Accounts not theretofore fully vested shall become fully vested in the respective Participants notwithstanding the provisions of Section 6.2.  In such event, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefits.  After the date of a discontinuance of contributions, the Trust shall remain in existence as provided in this Section and the provisions of the Plan and Trust shall remain in force.  A certified copy of such decision or resolution shall be delivered to the Trustee, and, as soon as possible thereafter, the Trustee shall send or deliver to each Participant or Beneficiary concerned a copy thereof.

11.4Merger of Plan

.  In the event of a merger or consolidation with, or transfer of assets and liabilities to any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) will be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which such Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

11.5Liquidation of Trust Fund

.  Upon a complete or partial termination of the Plan, the accounts of all Participants and Beneficiaries shall be fully vested.  Upon a termination requiring a partial or complete distribution of Plan assets, the Trustee shall convert the proportionate interest of such Participants and Beneficiaries in the Trust Fund to cash and, after deducting all charges and expenses, the Committee shall adjust the balances of such accounts as provided in Section 5.5 or 5.7, treating the termination date as the current valuation date.  The Trustee shall distribute, as soon as administratively feasible, the amount to the credit of each such Participant and Beneficiary as the Committee shall direct.

Article XII.
Concerning Other Qualified Plans

12.1Transfer from Other Qualified Plans of the Employer

.  The Employer may cause to be transferred to the Trustee all or any of the assets held in respect to any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts which are maintained by the Employer for the benefit of its Employees.  Any such assets so transferred shall be accompanied by written instructions from the Employer, the Trustee, custodian, or other individual holding such assets setting forth the Participants for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by the Participants, the current value of the assets attributable thereto, and such other information as may be required by the Committee.  Upon receipt of such assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of the Trust.

12.2Transfer to Other Qualified Plans

.  The Employer, by written direction to the Trustee, may transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trusts.  In the event of any merger or consolidation with or transfer of assets and liabilities to any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) will be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

12.3Transfer from Other Qualified Plans

.  The Committee may cause to be transferred to the Trustee all or any of the assets held in respect to any other plan or trust permitting such transfer which plan or trust has satisfied the applicable requirements of the Code relating to qualified plans and trusts.  Any such assets so transferred shall be accompanied by written instructions from the trustee, custodian or individual holding such assets setting forth the Participants or Employees for whose benefit such assets have been transferred, showing separately the respective contributions by the employer and the Participants or Employees, the current value of the assets attributable thereto, and such other information as may be required by the Committee.  Upon receipt of such assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of the Trust.  The Trustee shall not accept a transfer from a plan which is required to comply with the provisions of Section 401(a)(11) of the Code unless the Plan is amended to contain the provisions required by such Section.

Article XIII.
General

13.1Not Contract Between Emp1oyer and Employee

.  Neither the creation of this Plan, nor any amendment to it, nor the creation of any fund, nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee against the Employer, its officers or Employees, or against the Trustee except as provided herein, and all liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee (subject to Section 410(a) of ERISA).  Participation the Plan shall not give any Employee any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee, at any time with or without cause, as if this Plan had not been adopted, and any such discharged Employee shall have only such rights or interests in the Trust Fund as may be specified herein.

13.2Governing Law

.  The validity, construction and administration of this Plan shall be determined under ERISA and regulations issued pursuant thereto, and, to the extent not so governed, by the laws of the State of Oklahoma, without regard to the conflict of laws principles.

13.3Counterpart Execution

.  This Plan may be executed in two or more counterparts, all amendments thereto may be so executed, and any one of the executed copies shall be deemed an original.

13.4Severability

.  Every provision of this Plan is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Plan.

13.5Spendthrift Provision

.  Except as provided in Section 13.6, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.  The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

13.6Qualified Domestic Relations Orders

.  If a Qualified Domestic Relations Order requires the distribution of all or a part of a Participant’s benefits under the Plan to an alternate payee, the creation, recognition or assignment of the alternate payee’s right to the benefits shall not be considered an assignment or alienation of benefits under Section 13.5 or the provisions of ERISA.  A Qualified Domestic Relations Order is any domestic relations order, judgment, decree, or order which creates or recognizes the existence of an alternate payees right to, or assigns an alternate payee’s right to receive all or a portion of the benefits payable to Participant from the Plan and which:

(a)Relates to the provision of child support, alimony payments, or marital property rights to a Participant’s spouse, former spouse, child, or other dependent;

(b)Is made pursuant to a state domestic relations law;

(c)Specifies the name and last known mailing address of the Participant and the payee covered by the order;

(d)Specifies the amount of or percentage of the benefits to be paid by the Trustee to such alternate payee, or the formula for determining such amount;

(e)Specifies the number of payments or period of time and the plan to which the order applies;

(f)Does not require a type or form of benefit or option not otherwise provided under the Plan;

(g)Does not require the Plan to provide increased benefits;

(h)Does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another Qualified Domestic Relations Order; and

(i)Otherwise meets the requirements of Section 414(p) of the Code.

A Qualified Domestic Relations Order may require payments to an alternate payee to begin before the Participant’s earliest retirement date, whether or not the Participant in fact has separated from service or is retired on that date.  The Committee shall establish written procedures for determining the qualified status of any order received and shall promptly notify the Participant and any alternate payee of the receipt of a domestic relations order and the Plan’s procedures for determining the order’s qualified status.  The Participant and any alternate payee shall be notified promptly of this determination.

13.7Maximum Duration

.  Nothing herein shall be construed to suspend the power of alienation or prevent the vesting of the interest of any person in the Plan for a longer period than the duration of the lives of the designated Beneficiaries of a particular interest therein in being at the time such designation becomes irrevocable, plus twenty‑one (21) years.  If any provisions shall be held to violate a rule or law against restraints on alienation or remote vesting, the Plan and Trust shall not be vitiated thereby, but the Plan, or the portion of the Plan thus affected, shall immediately be distributed to those entitled as their interest shall then appear.

13.8Successor Employer

.  In the event of the merger, consolidation or sale of assets of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall employ a substantial number of Employees of the Employer and shall elect to continue the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon filing its written election to such effect with the Trustee and the Committee.

13.9Compensation and Expenses of Administration

.  If a Trustee or a member of the Committee is an Employee of the Employer, he shall serve without any additional compensation.  The expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Committee, and any other expenses incurred at the direction of the Committee, including, without limitation, fees of actuaries, accountants, attorneys, Investment Managers, investment advisors and other specialists, and any other costs of administering the Plan shall be paid first from Amounts Forfeited which are available for the Plan Year in which the expense is paid (after application of Amounts Forfeited required to restore amounts previously forfeited which are required to be restored pursuant to Section 6.7 of the Plan), then from earnings of the Trust Fund for the Plan Year in which the expense is paid, and then from the Trust Fund.  Such expenses may be paid by the Employer, but the Employer is not obligated to do so.

13.10Holding of Contributions

.  All contributions to the Plan are made subject to deductibility by the Employer and the correctness of the amount.  The Committee may direct the Trustee to return contributions which have been made by the Employer to the Trustee in the following events by delivering to the Trustee, within the time limit specified below, written notification thereof specifying the circumstances which warrant the return of contributions to the Employer:

(a)Mistake of Fact.  In the event a contribution is made to the Plan and Trust by the Employer under a mistake of fact concerning the correctness of such contribution, then the Trustee shall return such portion of such contribution which is in excess of the amount that would have been contributed had there not occurred a mistake of fact within one year after the payment of the contribution to the Trustee.

(b)Disallowance of Deduction.  In the event the Employer is disallowed a deduction for a contribution to the Plan for any year, then the Trustee shall return such disallowed portion of such contribution to the Employer within one year after the disallowance of the deduction.

In the case of amounts returned pursuant to this Section, no earnings attributable to such amounts may be returned to the Employer, but losses attributable thereto shall reduce the amount returned.  No such return shall reduce the balance of any Participants’ accounts to less than the balance which would have been credited thereto had such amount not been contributed.

13.11Recordkeeping

.  Every Employer shall be required to maintain adequate records to demonstrate compliance with the provisions of this Plan.

13.12Special Provisions related to Military Service

.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to “Qualified Military Service” as defined in Code Section 414(u)(5) will be provided in accordance with Code Section 414(u).  A Participant returning to employment after serving in the uniformed services is treated as not have incurred a One-Year Break In Service (as defined in Section 2.5) during the period of Qualified Military Service.  Any Participant who dies or becomes disabled while performing Qualified Military Service shall be treated as if the Participant resumed employment with the Employer in accordance with the Reemployment Rights Act on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.  Each period of Qualified Military Service is considered under the Plan to be service with the Employer for the purposes of –

(a)determining the nonforfeitability of the Participant’s Account balances, in accordance with the provisions of Section 6.2 of the Plan; and

(b)determining the Participant’s benefit allocations under Section 5.2.

Article XIV.
Amendments Applicable Solely to Merged Plans

14.1Direct Rollovers Under Section 401(a)(31).

(a)Scope.  This Article applies to distributions made on or after January 1, 2002.  Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)Definitions.

(i)Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and hardship withdrawals attributable to the Participant’s elective contributions under Section 401(k) of the code and any other distribution that is reasonably expected to total less than $200 during a year.

(ii)Eligible retirement plan.  An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible retirement plan to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)Distributee.  A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or the former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)Direct rollover.  A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

14.2Vesting for Merged Plans

.  If a plan is merged into this Plan and such plan contains a vesting schedule which is different from the vesting schedule contained at Section 6.2, the vesting schedule contained at Section 6.2 shall be treated as an amendment to the vesting schedule of the merged plan and the provisions of Section 6.2(e) shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Plan the day and year first above written.

EMPLOYER

BancFirst Corporation

By:

David E. Rainbolt, President

TRUSTEE

BancFirst, an Oklahoma banking corporation

By:

Authorized Officer